Exhibit 10.1

AMENDED & RESTATED LEASE AGREEMENT

BETWEEN

CRE SOUTH 25th ASSOCIATES LLC

Landlord

-AND-

BEAM GLOBAL

Tenant

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AMENDED & RESTATED LEASE AGREEMENT

THIS AMENDED & RESTATED LEASE AGREEMENT (this "Lease"), made as of this 1st day of February, 2024 (the "Effective Date"), by and between CRE SOUTH 25th ASSOCIATES LLC, a Delaware limited liability company (the "Landlord"), and BEAM GLOBAL, a Nevada corporation (the "Tenant").

WHEREAS, Landlord ( as successor in interest to TLP 2600 S 25th Avenue LLC) and Tenant (as successor in interest to All Cell Technologies LLC) are parties to that certain Agreement of Lease dated April 27, 2020, as amended by the First Amendment To Lease dated September 1, 2020 and the Assignment and Assumption of Lease dated March 28, 2022 (collectively, the "Original Lease"), pursuant to which Landlord currently leases to Tenant certain premises known as Suite Z2, containing approximately 15,582 rentable square feet, located at 2600 South 25th Street, Broadview, IL 60155; and

WHEREAS, Landlord and Tenant desire to amend and restate the Original Lease as set forth herein;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, Landlord and Tenant hereby agree that the Original Lease is amended and restated in its entirety as of the Effective Date, as follows:

1. BASIC LEASE PROVISIONS

In addition to other terms elsewhere defined in this Lease the following terms whenever used in this Lease should have only the meanings set forth these Basic Lease Provisions, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(a)	Property:	As depicted in Schedule A-1 hereto. The Property includes the Land and the Building and all other buildings or improvements constructed on the Land from time to time.

(b)	Building:	2600 South 25th Avenue, Broadview, IL 60155.

(c)	Premises:	Suite Z, Suite Z2, and Suite S, consisting of approximately 37,800 total rentable square feet of space in the Building, as set forth in Schedule B.

(d)	Term:	A period of five (5) Lease Years, commencing and ending as provided in Article 4.

(e)	Commencement Date:	The Effective Date.

(f)	Expiration Date:	The last day of Lease Year 5, or such earlier date upon which the Term may expire or be terminated.

(g)	Base Rent for the Initial Term shall be as follows:

LEASE YEAR	PER MONTH	ANNUAL	ANNUAL RATE PER SQUARE FOOT
Lease Year 1	$28,350.00	$340,200.00	$9.00
Lease Year 2	$29,342.25	$352,107.00	$9.32
Lease Year 3	$30,369.23	$364,430.75	$9.64
Lease Year 4	$31,432.15	$377,185.82	$9.98
Lease Year 5	$32,532.28	$390,387.32	$10.33

(h)	Option to Extend Term:	None

(i)	Rentable Area of Premises:	Approximately 37,800 rentable square feet

(j)	Rentable Area of Property:	Approximately 331,959 rentable square feet

(k)	Proportionate Share:	Initially 11.39%, as further defined in Article 2.

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(l)	Additional Rent:	Tenant shall be responsible for payment of Additional Rent, including its Proportionate Share of Taxes, which are initially estimated to be $12,143.76 per month, and its Proportionate Share of Operating Expenses, which are initially estimated to be $7,325.52 per month (which includes $911.21 for insurance and $2,403.81 for shared utilities), as set forth in Article 6 and Article 7.

(m)	Tenant Allowance:	$62,595.25, as set forth in Section 33.

(n)	Security Deposit:	$46,329.28. Landlord acknowledges that it is currently holding a security deposit of $10,425.63 under the Original Lease, which shall be applied to the Security Deposit due under this Lease. Accordingly, Tenant shall pay $35,903.65 concurrent with the full execution of this Lease.

(o)	Advance Rental:	Rent due for February 2024, subject to a credit for any rent paid under the Original Lease for such period, and the Holdover Rent Credit.

(p)	Holdover Rent Credit:	Upon full execution of this Lease, Tenant shall receive a Rent credit equal to one third (1/3) of the amount of all holdover rent (i.e., rent paid at a rate of 150%) paid by Tenant to Landlord pursuant to the Original Lease. Landlord and Tenant agree that the Holdover Rent Credit is equal to $23,418.84.

(q)	Permitted Use:	Light manufacturing, non-retail sales and storage, including, specifically, (i) pressing of graphite dust into blocks, soaking it in paraffin wax and then machining it to make cell holders for lithium batteries; and (ii) receiving storing, shipping and selling (but not retail sales) products, materials, and merchandise made and/or distributed by Tenant and for such other lawful purposes incidental thereto, provided the same does not violate any applicable Legal Requirements, and for no other use whatsoever. (See Section 10.1).

(r)	Landlord's Broker:	CBRE

(s)	Tenant’s Broker:	None.

(t)	State Laws:	This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

(u)	Landlord Work:	The work that Landlord is obligated to perform in the Premises as set forth in Exhibit A.

(v)	Tenant Work:	The work that Tenant is obligated to perform in the Premises as set forth in Exhibit B.

(w)	Submission Date:	Tenant shall submit initial Tenant's Plans no later than thirty (30) days after Effective Date.

(x)	Notice and Payment Addresses:

Landlord:

CRE South 25th Associates LLC

c/o Lightstone Group

299 Park Avenue

New York, NY 10171022

Attn: Legal Department

Email: generalcounsel@lightstonegroup.com

Landlord's Payment Address:

All Rent payments to be made through Landlord's payment portal: https://portal.rentpayment.com/pay/login.html

Tenant:

Beam Global

5660 Eastgate Drive

San Diego, CA 92121

Attn: Lisa A Potok

Email: lisa.potok@beamforall.com

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(y)	Incorporation of Schedules and Exhibits:	The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed a part hereof.

Schedule A-1: Site Plan of the Property

Schedule A-2: Legal Description of the Property

Schedule B: Premises

Exhibit A: Landlord Work

Exhibit B: Tenant Work

Exhibit C: Signage

Exhibit D: Tenant Insurance Requirements

Exhibit E: Rules and Regulations

Exhibit F:Form of Estoppel

2. DEFINITIONS

As used in this Lease, the following terms have the following respective meanings:

Additional Rent: defined in Section 5.2.

Alterations: means Tenant Work, improvements, additions, modifications, penetrations, decorations and alterations (excluding Landlord Work) which may be proposed or undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Premises for Tenant's initial and/or continued use and occupancy, all in conformity with the standards of quality of construction and tenant occupancy of the Property as determined by Landlord.

Base Rent: defined in Section 5.1 and specified in Article 1.

Building: defined in Article 1.

Business Days: means any day other than a Saturday, Sunday or Federal or State legal holiday

Common Areas: means those areas of the Property, wherever located, which have been designated in Landlord's sole discretion from time to time for the common use by or for the benefit of more than one occupant of the Property or which are used in connection with the maintenance or operation of the Property, including, without limitation, all parking areas, drive lanes and access roadways, curbs, sidewalks, medians, landscaped areas and planters; all porch and lobby areas; corridors; hallways; passageways; public restrooms; security stations; storage, equipment, machine, meter, mechanical, plumbing, computer, telephone and electrical rooms, stations, conduit, shafts, raceways and the like; stairs, ramps, elevators, truck serviceways; loading areas; garbage, trash and refuse disposal facilities; and with respect to all the foregoing, all equipment and appurtenances thereto; but excluding all portions of the Property which are designated and intended for the use by a single occupant of the Property. The definition of Common Areas shall not be construed as a representation or warranty that any such areas are or from time to time will be available at the Property.

Effective Date: means the date of final execution of this Lease by both Landlord and Tenant, as set forth above. The parties' obligations under this Lease shall commence on the Effective Date unless otherwise set forth herein to the contrary.

Environmental Laws: means all present and future federal, state or local laws, ordinances, statutes, orders, directives and decrees, and all orders, directives, rulings, rules, regulations and decisions of a governmental or quasi-governmental authority, or any regulatory or quasi-regulatory body, relating to Hazardous Materials or the pollution, contamination, regulation, monitoring, cleansing or protection of the environment, including any which relate to (i) air emissions, (ii) water discharges, (iii) noise emissions, (iv) air, water or ground pollution or (v) any other environmental or health matter, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"), each as amended from time to time, and the regulations promulgated thereunder.

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Event of Default: defined in Article 21.

Excusable Delay(s): means any delay caused by (i) an event of Force Majeure, or (ii) anything else beyond the reasonable control of Landlord, including delays caused directly or indirectly by an act or a failure to act by Tenant or Tenant's Visitors.

Force Majeure: means any strike, lockout, labor dispute, act of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental action, civil commotion, terrorist act, act of war, fire or other casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edict, action, declaration or quarantine by a governmental entity or health organization (including, without limitation, any shelter-in-place order, stay at home order or any restriction on travel related thereto that preclude a party, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breach in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph, which delays such party's performance of any of its obligations under this Lease. If Landlord or Tenant is delayed or prevented from performing any of its respective obligations because of Force Majeure, then notwithstanding anything to the contrary in this Lease, such event of Force Majeure shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. Notwithstanding the foregoing, no event of Force Majeure shall (a) excuse Tenant's obligations to pay Rent or other charges due pursuant to the Lease, (b) be grounds for Tenant to abate any portion of Rent due pursuant to the Lease, or entitle either party to terminate this Lease.

Hazardous Material(s): means, all pollutants, contaminants, explosives, flammable materials, compressed materials, corrosives and toxic, radioactive and hazardous materials, and all other substances, the use, containment, existence, monitoring, transporting, maintenance prevention and/or removal of which is monitored, restricted, prohibited or penalized by an Environmental Law, and shall include, but is not limited to: (a) any "hazardous substance" as that term is defined under CERCLA or (b) a "toxic" as that term is defined under the Toxic Substance Control Act (15 U.S.C. Sec. 2601 et seq.) or (c) a "hazardous waste" as defined under RCRA or (d) "hazardous material" as defined by the Hazardous Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), or (e) asbestos or polychlorinated biphenyls, or mold, or (f) any other material considered to be regulated, unsafe or otherwise capable of causing any type of pollution or anything deemed a hazardous substance under State law.

HVAC: means heating, ventilation and/or air conditioning.

Insurance Requirements: means all terms of any insurance policy maintained by Landlord with respect to the Property and all requirements of the National Board of Fire Underwriters (or any other body exercising similar function) applicable to or affecting all or any part of the Premises.

Land: means the land described on Schedule A-2 attached hereto.

Legal Requirements: means all statutes, laws, codes, ordinances, regulations, rules, orders, directives and requirements of any federal, state or local governmental entity, authority, agency and/or department, which now or at any time hereafter may be applicable to the Property or any part thereof, including, but not limited to zoning ordinances, building restrictions, covenants of record and all Environmental Laws. "Legal Requirements" shall also include the terms, conditions and restrictions of any recorded covenants, conditions and restrictions encumbering the Property or any other matters of record affecting the Property or any part thereof.

Lender: means the holder of any Mortgage which may now or hereafter encumber the Property, including all renewals, modifications, consolidations, replacements and extensions thereof.

Lease Year: means shall mean a period of twelve (12) consecutive full calendar months; provided, however, that if the Commencement Date occurs on a day other than the first day of a calendar month, Lease Year 1 shall commence on the Commencement Date and shall end on the last day of the twelfth (12th) full calendar month thereafter. Each succeeding Lease Year shall commence upon the first day of the calendar month immediately following the last day of the preceding Lease Year.

Lien: means any mortgage, pledge, lien, charge, encumbrance or security interest of any kind, including any inchoate mechanic's or materialmen's lien.

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Major Work: means any Alteration (i) having an aggregate cost in excess of $10,000; (ii) affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building or Property; (iii) affecting the outside appearance, the roof, the foundation, the ingress to or the egress from the Premises; (iv) affecting any structural element of the Building, or (v) the completion of work requires the acquisition of one or more permits.

Mortgage: means any mortgage, deed of trust or other security interest affecting the Premises, whether in existence on the date hereof or created hereafter.

Net Award: means any insurance proceeds or condemnation award payable in connection with any damage, destruction or Taking, less any expenses incurred by Landlord in recovering such amount.

Operating Expenses: defined in Article 7.

Operating Year: means a period of twelve (12) consecutive calendar months commencing on the first day of January. Unless the Commencement Date occurs on January 1, the first calendar year of the Term and the last calendar year of the Term shall each be deemed a "Partial Operating Year" and computations requiring proration for such Partial Operating Years shall be made on a per diem basis using a 365-day year. In order to achieve uniformity in the operation of the Property, Landlord reserves the right to change the time period designated as the "Operating Year", notice of which shall be given to Tenant.

Premises: defined in Article 1.

Prime Rate: means the prime commercial lending rate publicly announced from time to time by Citibank N.A. or successor bank.

Proportionate Share: means a fraction, the numerator of which is the rentable square footage of the Premises, and the denominator of which is the rentable square footage of the Property. Proportionate Share may be adjusted from time to time by Landlord should the rentable square footage of the Premises or the Property change.

Rent means and includes all Base Rent and all Additional Rent. Rent shall also include any costs incurred by Landlord, if at its election, Landlord paid to perform any act, including, but not limited to repair obligations, which required the expenditure of any sum of money due to Tenant's failure to perform any of the provisions of this Lease within the applicable grace period.

Rent Payment Dates: means the Commencement Date and, thereafter, the first (1st) day of each consecutive calendar month during the Term.

Restoration: means the restoration, replacement or rebuilding of the Building or the Premises, as applicable (as existing on the Commencement Date and excluding any alterations, additions and improvements installed by or on behalf of Tenant and any trade fixtures and personal property owned by Tenant) or any portion thereof as nearly as practicable to its value, condition and character immediately prior to any damage, destruction or Taking, subject to any changes or modifications required by Legal Requirements.

Taking: means a taking of all or any part of the Property, or any interest therein or right accruing thereto, as the result of, or in lieu of, or in anticipation of, the exercise of the right of condemnation or eminent domain pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Property or any part thereof, by any governmental authority, civil or military.

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Taxes: means (a) all real property taxes and all other assessments on the Property or any portion thereof, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; (c) any (i) general, special, ordinary or extraordinary, or rental levy or tax; (ii) improvement bond; and/or (iii) license fee imposed upon or levied against any legal or equitable interest of Landlord in the Property or any part thereof, Landlord's right to other income therefrom, and/or Landlord's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to any address of the Property; and (d) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a), (b) and (c), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. The term "Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Property, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Landlord to Tenant pursuant to this Lease. Taxes shall not include any income, personal income or estate tax.

Tax Year: means each twelve (12) month period (deemed, for the purpose of this Lease, to have 365 days) established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Property. In the event of varying tax years being utilized by multiple taxing authorities, Landlord shall be entitled to select the period to be used as the Tax Year. Any portion of the Term which is less than a Tax Year shall be deemed a "Partial Tax Year" and computations requiring proration shall be made on a per diem basis using a 365-day year. Notwithstanding the foregoing, Landlord shall have the right, at Landlord's discretion, to modify the billing period for determining Tenant's Proportionate Share of Taxes (the "Tax Billing Period") to reflect a calendar year, a Tax Year or Lease Year at any time during the Term of the Lease.

Tenant Delay(s): means any delay to the completion of the Landlord Work or the Tenant Work caused in any way by (i) delays in the submission of Tenant's Plans or re-submission of Tenant's Plans (if required by changes or comments made by the Tenant to the Tenant's Plans originally submitted) and/or final completion of Tenant's Plans; (ii) delays caused by Tenant's material changes to Tenant's Plans or the materials, equipment or supplies to be used for construction after approval of such plans by Landlord; (iii) delays due to Tenant's failure to diligently and expeditiously seek approvals, governmental or otherwise, or modifications to Tenant's Plans; (iv) delays of delivery of any materials, supplies or equipment to be furnished to or by Tenant or any supplier of Tenant; (v) delays resulting from interference by Tenant or any agent of Tenant in the performance of any aspect of Landlord Work; (vi) any breach by Tenant of the terms of this Lease; (vii) any changes in Tenant's Plans and/or the Tenant Work required by applicable Legal Requirements if such changes are directly attributable to Tenant's use of the Premises or Tenant's specialized tenant improvement(s) (as determined by Landlord); or (viii) any other acts or omissions of Tenant, or its agents, or employees which result in a delay in the completion of the Landlord Work or the Tenant Work.

Tenant's Plans: means those plans which Tenant shall cause to be prepared and delivered to Landlord in connection with the Tenant Work, which shall include, but not be limited to, complete, detailed architectural, mechanical and electrical drawings, to the extent applicable, and any other such details and specifications reasonably requested by Landlord.

Tenant's Visitors: means Tenant's agents, servants, employees, officers, subtenants, contractors, invitees, licensees and all other persons invited (whether expressly or implied) by Tenant onto the Property and/or into the Premises as guests or doing lawful business with Tenant or otherwise claiming by, through or under Tenant.

Term: means the Initial Term and if applicable, the term of the Option Period, as each may be extended or renewed, as further set forth in Article 4.

Underlying Encumbrance: means (i) each Mortgage which may now or at any time hereafter affect all or any portion of the Premises or Landlord's interest therein and (ii) all ground or master leases which may now or at any time hereafter affect all or any portion of the Building or Property.

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3. PROPERTY; PREMISES

3.1 Description of Property. Schedule A sets forth the general description or layout of the Property, but shall not be deemed to be a warranty, representation or agreement on the part of the Landlord that the Property will be or remain as indicated on Schedule A. Nothing contained herein shall be construed as a letting by Landlord to Tenant of (i) the roof or exterior walls of the Building; (ii) the space above the Premises and below the underside of the roof slab of the Building; or (iii) the land below the sub-base of, or air rights above, the Premises. Landlord hereby reserves the right to install, maintain, use, repair and replace pipes, duct work, conduits, utility lines and wires through hung ceiling space and column space adjacent to and in demising partitions and columns, in or beneath the floor slab or above or below the Premises and serving the Premises or other parts of the Building or Property.

Landlord, in its sole and absolute discretion, reserves the right to (i) expand or remodel the Property; (ii) change the configuration, size, dimensions or designation/name of the Property; (iii) change the location and dimensions of buildings, parking areas, driveways, entrances, passageways, doors, exits, elevators, landscaped areas, the number of floors in any of the buildings, Common Areas and any public part of the Property; and (iv) change the identity, type of tenancies of the Property.

3.2 Demise of Premises. In consideration of the obligation of Tenant to pay Rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, upon and subject to (i) the covenants, agreements, terms, provisions and conditions of this Lease, and (ii) all Legal Requirements, the Premises as described in Schedule B for the Term. The parties acknowledge that there are multiple methods of computing rentable area and hereby agree for the purposes of this Lease that the rentable area of the Premises, rentable area of the Building and rentable area of the Property shall be as set forth in the Basic Lease Provisions.

3.3 Delivery of Premises. Except for the Landlord Work and Landlord's contribution of the Tenant Allowance toward the Tenant Work, , Landlord shall tender possession of the Premises to Tenant, and Tenant agrees to accept such tender of possession of the Premises, in its existing "AS-IS" condition and configuration and Landlord shall not be obligated to make or pay for any alterations, additions or improvements to the Premises, the Building or any other portion of the Property, on the Commencement Date. Tenant acknowledges and agrees that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease. Unless specifically stated otherwise in this Lease, it shall be deemed, without necessity of physical or symbolic delivery by Landlord, that Landlord shall have tendered possession of the Premises to Tenant immediately upon execution of the Lease by both Landlord and Tenant. Landlord shall not be responsible or liable to Tenant or those claiming by, through or under Tenant for loss or damage caused by or resulting from any delay in delivery of possession to Tenant. Landlord's delay in delivering possession shall in no way affect the validity of this Lease or the obligations of Tenant hereunder.

3.4 Intentionally Omitted.

3.5 Intentionally Omitted.

3.6 Tenant's Visitors. Except to the extent the Property is affected by Force Majeure, casualty or condemnation, and subject in all respects to Legal Requirements and the Rules and Regulations, Tenant's Visitors shall be given reasonable access to the Property, Building and Premises such that Tenant may conduct its Permitted Use as set forth in Basic Lease Provisions.

3.7 Tenant's Parking. Tenant shall have an exclusive license to park motor vehicles belonging to Tenant or Tenant's Visitors in the parking areas adjacent to the Premises, as depicted on Schedule A-1 attached hereto. Landlord shall not be responsible to Tenant for enforcing parking rules, regulations or restrictions upon (or violations thereof by) other tenants of the Property, or by third parties. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles on the Property or for any loss of property from within those motor vehicles, or for any injury in the parking area on the Property to Tenant or Tenant's Visitors. Tenant shall acquaint its employees with any parking rules and regulations promulgated by Landlord and Tenant assumes responsibility for compliance by said employees with such parking provisions. Nothing contained in this provision or elsewhere in this Lease shall grant Tenant permission to store motor vehicles or mobile containers in the parking areas of the Property.

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3.8 Loading Dock. Tenant shall have an exclusive license to use the five (5) exterior loading docks, outside and adjacent to the Premises as shown on Schedule A-1 (collectively, the "Loading Dock"). Tenant shall not have access to any loading docks at the Property other than the Loading Dock. Subject to the provisions of this Lease applicable to the Premises, and such rules and regulations as may be promulgated by Landlord from time to time, Tenant may use the Loading Dock for loading and access to and from the Premises for the Permitted Use set forth in the Basic Lease Information above. Tenant's use of the Loading Dock shall be at its sole risk, and Landlord shall not be liable for any injury to any person or property, or for any loss or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever. Tenant shall cause its personnel and visitors to remove their vehicles from the Loading Dock at the end of each day. Tenant shall be solely responsible for paying all of the costs of operation and maintenance of the Loading Dock as such

4. TERM

4.1 Term. The Term of this Lease shall commence on the Commencement Date and shall be for the period of time set forth in Article 1 under the definition of "Term". Tenant shall have no right to renew this Lease beyond the Term referred to in the first sentence of this Section 4.1.

4.2 Expiration. This Lease shall expire at the end of the Term without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all laws respecting the summary recovery of possession of the Premises from a tenant holding over to the same extent as if statutory notice had been given. For the period of nine (9) months prior to the expiration of the Term, Landlord shall have the right to display on the exterior of the Premises a "For Rent" sign (not to exceed two (2) feet by two (2) feet in size) and during such period, upon not less than twenty-four (24) hours prior notice to Tenant, Landlord may show the Premises and all parts thereof to prospective tenants during Tenant's normal business hours, provided that Landlord shall use reasonable efforts to minimize any interference with Tenant's operations.

5. BASE RENT; ADDITIONAL RENT

5.1 Base Rent. Tenant shall pay Base Rent to Landlord during the Term, in the amounts specified in the Basic Lease Provisions, in lawful money of the United States of America. The Base Rent shall be payable in equal monthly installments, in advance, on the Rent Payment Dates, commencing on the Commencement Date, subject to Section 5.9 below. Tenant shall pay the Base Rent and Additional Rent herein reserved promptly as and when the same shall become due and payable. Tenant's obligation to pay Rent will survive the Expiration Date.

5.2 Additional Rent. In addition to the Base Rent, Tenant shall pay and discharge when due, as additional rent, all other sums, amounts, liabilities and obligations which Tenant herein is required to pay to Landlord, together with all interest, charges, penalties, costs, fees and expenses which may be owed by Tenant, or otherwise added thereto, pursuant to the terms of this Lease; all of which shall be deemed "Additional Rent" regardless of whether it is specifically referred to as Additional Rent in this Lease. In the event Landlord shall at its election pay such sums or perform any acts requiring the expenditure of monies, which acts were to be performed by Tenant pursuant to the Lease, Tenant agrees to reimburse and pay Landlord, upon demand, such sums, together with all applicable late charges and maximum legal interest thereon, plus twenty percent (20%) of the total expenditure for overhead and supervision. Tenant's obligation to pay Additional Rent will survive the Expiration Date.

5.3 Late Charge. If any installment of Base Rent or Additional Rent is not paid within five (5) days of when due, Tenant shall pay to Landlord, on demand, a late charge equal to the greater of ten percent (10%) of the amount unpaid and $100. The late charge is not intended as a penalty but is intended to compensate Landlord for the extra expense it will incur to send out late notices and handle other matters resulting from the late payment. In addition, any installment or installments of Base Rent or Additional Rent accruing hereunder which are not paid within five (5) days after the date when due shall bear interest at the lesser of: (i) a rate of six percent (6%) over the Prime Rate, or (ii) the highest legal rate permitted by law. Any interest due as set forth in the preceding sentence shall be calculated from the due date of the delinquent payment until the date of payment, which interest shall be payable upon demand by Landlord.

5.4 Prorating Rent. If any Lease Year shall consist of a period of less than twelve (12) full calendar months, payments of Base Rent, Taxes and Operating Expenses shall be prorated on the basis of a thirty (30) day month or 365-day year, unless otherwise provided. Furthermore, if the Commencement Date does not fall on a Rent Payment Date, the Base Rent and Tenant's Proportionate Share of Taxes and Operating Expenses payable hereunder shall be prorated for such partial month, and shall be paid to Landlord on the Commencement Date.

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5.5 No Abatement or Set-off. This is an absolute net lease and, except as herein provided, Tenant hereby covenants and agrees to pay to Landlord, at Landlord's address for notices hereunder, or such other place as Landlord may from time to time designate, without any offset, set-off, counterclaim, deduction, defense, abatement, suspension, deferment or diminution of any kind (i) the Base Rent, without notice or demand, (ii) Additional Rent and (iii) all other sums payable by Tenant hereunder. Except as permitted by law and as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate or avoid this Lease or be entitled to the abatement of any Base Rent, Additional Rent or other sums payable hereunder or any reduction thereof, nor shall the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder shall be separate and independent covenants and agreements.

5.6 Invoices. If Landlord issues monthly or other periodic rent billing statements to Tenant, the issuance or non-issuance of such billings and statements shall not affect Tenant's obligation to pay Base Rent or the Additional Rent, all of which are due and payable on the Rent Payment Dates.

5.7 Sales Tax. Tenant shall pay to Landlord together with payment of the Base Rent, any sales, use or other taxes assessed from time to time on the Base Rent, Additional Rent or on the use and occupancy of the Premises by Tenant (the "Sales Tax"). Landlord shall notify Tenant as soon as reasonably possible after the first of each Lease Year the amount of the Sales Tax payable by Tenant.

5.8 Payments for Taxes and Operating Expenses. Tenant shall pay to Landlord its Proportionate Share of Taxes and Operating Expenses as set forth in Article 6 and Article 7 herein.

5.9 First Monthly Payment. Tenant shall pay to Landlord, at the time of Tenant's execution and delivery of this Lease, the amount set forth in Section 1(o) above as an advance payment of the Rent due for the first (1st) full month of the Lease Term.

6. TAXES

6.1 Taxes. Commencing on the Commencement Date and continuing through the Term of this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share of the Taxes for any Tax Year during the Term; provided, however, that if any special assessments may be paid in installments, Landlord may elect to pay same over the longest period allowed by law. Notwithstanding the foregoing, Tenant shall pay to Landlord 100% of (i) any Taxes measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, and/or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant; and (ii) any Taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Taxes for less than a full Tax Year will be prorated. All amounts due under this Article 6 shall be payable for the same periods and in the same manner, time and place as the Base Rent.

6.2 Landlord's Tax Statement. As soon as reasonably possible after the Commencement Date and thereafter as soon as reasonably practical after the end of each succeeding Tax Billing Period, Landlord shall determine or estimate the amount of Taxes for the Tax Billing Period in question (the "Projected Taxes") and shall submit such information to Tenant in a written statement ("Landlord's Tax Statement"). Landlord shall use reasonable efforts to issue Landlord's Tax Statement within one hundred twenty (120) days following the end of each Tax Billing Period. Landlord's failure to render Landlord's Tax Statement will not prejudice Landlord's right to thereafter render Landlord's Tax Statement with respect to such Tax Billing Period or with respect to any other Tax Billing Period, nor will the rendering of any Landlord's Tax Statement prejudice Landlord's right to thereafter render a revised Landlord's Tax Statement for the applicable Tax Billing Period. Landlord's Tax Statement shall be deemed binding and conclusive on Tenant if Tenant fails to object thereto (stating the reasons therefor) within thirty (30) days after the date of receipt by Tenant. With respect to any Taxes for which Tenant is responsible hereunder, the official tax bill shall be conclusive evidence of the amount of Taxes levied, assessed or imposed, as well as of the items taxed. A copy of such tax bill shall, upon request of Tenant, be submitted by Landlord to Tenant.

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6.3 Monthly Tax Payment. Commencing on the first Rent Payment Date following the submission of Landlord's Tax Statement and continuing thereafter on each successive Rent Payment Date until Landlord renders the next Landlord's Tax Statement, Tenant shall pay to Landlord on account of its obligation under this Article 6, a sum equal to one-twelfth (1/12) of Tenant's Proportionate Share of the Projected Taxes for such Lease Year (the "Monthly Tax Payment"). Tenant's first Monthly Tax Payment after receipt of Landlord's Tax Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Tax Billing Period which have elapsed prior to such first Monthly Tax Payment, times the Monthly Tax Payment; minus any Additional Rent already paid by Tenant on account of its obligation under this Article 6 for such Tax Billing Period. From time to time during any Lease Year, Landlord may revise the Landlord's Tax Statement and adjust Tenant's Monthly Tax Payment to reflect Landlord's revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant's Monthly Tax Payments theretofore made for such Tax Billing Period, and the amount which would have been payable by Tenant during such Tax Billing Period had Landlord billed Tenant for the revised Monthly Tax Payment for such prior elapsed months during such Tax Billing Period. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 6.3.

6.4 Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant within one hundred twenty (120) days after the end of each Tax Billing Period, Landlord's final determination of the Taxes for the Tax Billing Period in question and shall submit such information to Tenant in a written statement ("Landlord's Final Tax Statement"). Each Landlord's Final Tax Statement must reconcile the payments made by Tenant in the Tax Billing Period in question with Tenant's Proportionate Share of the Taxes imposed for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant's receipt of Landlord's Final Tax Statement; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 6. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant's receipt of Landlord's Final Tax Statement; provided, however, that, if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Base Rent or Additional Rent.

6.5 Refund of Taxes. Landlord will have the right, but not the obligation, to seek to obtain a lowering of the assessed valuation of the Property. Landlord may employ whatever individuals and firms Landlord, in its sole judgment, deems necessary to undertake such endeavor. Tenant shall cooperate with Landlord and its representatives in all such endeavors. If Landlord receives a refund of Taxes in respect of a Tax Billing Period and if Tenant paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall first deduct from such tax refund any expenses, including, but not limited to, attorneys fees and appraisal fees, incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shall credit Tenant's Proportionate Share of such refund against the next accruing monthly installment(s) of Additional Rent, or if the Term has expired, Landlord shall pay to Tenant Tenant's Proportionate Share of such refund within thirty (30) days after receipt thereof by Landlord; provided, however, that (i) if the Term terminated as a result of a default by Tenant, Landlord will have the right to retain Tenant's Proportionate Share of the refund to the extent Tenant owes Landlord any Base Rent or Additional Rent, and (ii) Tenant's Proportionate Share of such refund will in no event exceed the amount of Additional Rent actually paid by Tenant on account of the Taxes for the Lease Year in question. Any expenses incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Property or any Taxes, to the extent not offset by a tax refund, will, for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder, be included as an item of Taxes for the Tax Year in which such contest is finally determined. Notwithstanding anything to the contrary contained in this Lease, Tenant will have no right to contest or appeal the validity of any Taxes or the assessed valuation of the Property.

6.6 Payment Pending Appeal. While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment ofTenant's Proportionate Share ofTaxes will be based upon the original assessments for such year.

7. OPERATING EXPENSES

7.1 Operating Expenses. The Landlord's Operating Expenses and shall be determined and paid in accordance with the provisions of this Article 7. Tenant shall pay, as Additional Rent to Landlord, Tenant's Proportionate Share of Operating Expenses from and after the Commencement Date and continuing through the Term of this Lease. Tenant's Proportionate Share of Operating Expenses shall be determined based on Landlord's Operating Year. Tenant's Proportionate Share of the Operating Expenses for less than a full Operating Year will be prorated. All amounts due under this Article 7 shall be payable for the same periods and in the same manner, time and place as the Base Rent.

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7.2 Landlord's Expense Statement. As soon as reasonably possible after the Commencement Date and thereafter as soon as practical after each succeeding Operating Year during the Term, Landlord shall determine or estimate the amount of Landlord's Operating Expenses for the Lease Year in question ("Landlord's Estimated Operating Expenses") and shall submit such information to Tenant in a written statement ("Landlord's Expense Statement"). Landlord shall use reasonable efforts to issue Landlord's Expense Statement within one hundred twenty (120) days following the end of each Operating Year. Landlord's failure to render Landlord's Expense Statement for any Operating Year will not prejudice Landlord's right to thereafter render Landlord's Expense Statement with respect to such Operating Year or with respect to any other Operating Year, nor will the rendering of any Landlord's Expense Statement prejudice Landlord's right to thereafter render a revised Landlord's Expense Statement for the applicable Operating Year.

7.3 Monthly Expense Payment. Commencing on the first Rent Payment Date following the submission of Landlord's Expense Statement and continuing thereafter on each successive Rent Payment Date until Landlord renders the next Landlord's Expense Statement, Tenant shall pay to Landlord on account of its obligation under this Article 7, a sum (the "Monthly Expense Payment") equal to one-twelfth (1/12) of Tenant's Proportionate Share of Landlord's Estimated Operating Expenses for such Operating Year. Tenant's first Monthly Expense Payment after receipt of Landlord's Expense Statement shall be accompanied by the payment of an amount equal to the product of the number of full months, if any, within the Operating Year which have elapsed prior to such first Monthly Expense Payment, times the Monthly Expense Payment; minus any Additional Rent already paid by Tenant on account of its obligation under this Article 7 for such Operating Year. From time to time during any Operating Year, Landlord may revise the Landlord's Expense Statement and adjust Tenant's Monthly Expense Payment to reflect Landlord's revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant's Monthly Expense Payments theretofore made on account of its obligation under this Article 7 for such Operating Year, and the amount which would have been payable by Tenant during such Operating Year had Landlord billed Tenant for the revised Monthly Expense Payment for such prior elapsed months during such Operating Year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 7.3.

7.4 Reconciliation. Landlord shall use reasonable efforts to deliver to Tenant, within one hundred twenty (120) days after the end of each Operating Year, Landlord's final determination of the amount of the Landlord's Operating Expenses for the Operating Year in question and shall submit such information to Tenant in a written statement (the "Annual Expense Reconciliation"). Each Annual Expense Reconciliation must reconcile the aggregate of all Monthly Expense Payments made by Tenant in the Operating Year in question with Tenant's Proportionate Share of the amount of the actual Landlord's Operating Expenses for the period covered thereby. Any balance due to Landlord shall be paid by Tenant within twenty (20) days after Tenant's receipt of the Annual Expense Reconciliation; any surplus due to Tenant shall be applied by Landlord against the next accruing monthly installment(s) of Additional Rent due under this Article 7. If the Term has expired or has been terminated, Tenant shall pay the balance due to Landlord or, alternatively, Landlord shall refund the surplus to Tenant, whichever the case may be, within twenty (20) days after Tenant's receipt of the Annual Expense Reconciliation; provided, however, that if the Term terminated as a result of a default by Tenant, then Landlord will have the right to retain such surplus to the extent Tenant owes Landlord any Base Rent or Additional Rent.

7.5 Survival. In no event will any adjustment in Tenant's obligation to pay Additional Rent under this Article 7 result in a decrease in Base Rent. Tenant's obligation to pay Additional Rent, and Landlord's obligation to credit and/or refund to Tenant any amount, pursuant to this Article 7 will survive the Expiration Date.

7.6 Operating Expenses With Respect to Tenant. Tenant shall also pay to Landlord, upon demand, the amount of any increase in Landlord's Operating Expenses which is attributable to Tenant's use or manner of use of the Premises, to activities conducted on or about the Premises by Tenant or on behalf of Tenant or to any additions, improvements or Alterations to the Premises made by or on behalf of Tenant.

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7.7 Definition of Operating Expenses. "Operating Expenses" means the total costs (including all disbursements incurred by Landlord for operating, maintaining, repairing and owning and managing the Property and all improvements, fixtures and equipment from time to time constituting the Building, Common Areas, and the Property (or used in connection therewith), including, but not limited to: (i) all property management expenses and fees, including, without limitation, the cost of any management fee and the fair rental value of any on-site Property management office space, or if there is no managing agent, the fees that would customarily be charged by an independent first class managing agent; (ii) the costs of operating, cleaning, maintaining, repairing (including costs incurred by Landlord pursuant to its repair obligations set forth in Section 9.2), restoring and replacing (except to the extent proceeds of insurance or condemnation awards are made available to Landlord therefore), or otherwise providing the following: heating, ventilating and air-cooling equipment and systems (including any energy management and building management systems); elevator systems and equipment; all parking areas, roadways, curbs, sidewalks, medians, planters (including repairs and resurfacing thereof); loading docks (to the extent used in common by tenants of the Property); utility supply systems and all utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, or other utilities and heating, ventilating and air conditioning for the Building and Property (not separately billed to a tenant in the Building), drainage and sanitary sewerage systems, water supply lines, wells, emergency generators, fire sprinkler and fire suppression systems, security and alarm systems and services (including maintenance, repairs and replacements thereof); maintenance and repair of vehicles and other tools and equipment (used exclusively at the Property); Property identification signs, public address systems; the roof, walls, windows, doors, ceilings and floors of the Building; sweeping, cleaning, snow removal and line painting of all parking areas and roadways; landscaping services (including replacement of trees, shrubs, and other plantings); janitorial services and window cleaning; supplies; removal of garbage and other refuse; painting, redecorating or other work which is standard for or periodically performed in the Building; providing on and off site traffic direction and parking control; the cost of premiums and other charges for fire, other casualty, rent and liability insurance covering the Property and any other insurance covering the Property and the Building; the cost of repair of any insured casualty to the extent of the deductible amount under the applicable insurance policy; total compensation and benefits (including premiums for workmen's compensation and other insurance and taxes, including social security taxes and payroll taxes, which may be levied against Landlord in respect of such compensation and benefits) paid to or on behalf of personnel employed at or for the benefit of the Property, including, without limitation, an allocable share of such amounts for such personnel who devote less than 100% of their time to the management and operation of the Property; licenses, permit and inspection fees; parking area surcharges or levies; and rent paid for the leasing of any equipment used in the operation, maintenance and repair contemplated herein; any taxes now or hereafter imposed upon Landlord with respect to operating expenses as contemplated herein; accounting and legal fees; personal property taxes; any sales, use or service taxes incurred in connection with the operation of the Property; seasonal decorations and promotional events for the Building or Property, the net amount incurred by Landlord in connection with the operating or maintaining of any specialty use or service such as a gym or cafeteria, (iii) capital improvements amortized over the useful life of such improvement as determined by Landlord, to be amortized on a straight line basis including interest at a commercially reasonable interest rate (but, in each Operating Year there shall be included only the amortized portion of such capital improvements), and (iv) any cost incurred by Landlord for investigating any potential release of Hazardous Materials on the Property or other adverse environmental condition at the Property and/or remediating any such release or other condition in compliance with Environmental Laws and other Legal Requirements (except to the extent that (a) such release occurred or condition first existed prior to the commencement of the Original Lease, or was caused by the negligence or willful misconduct of Landlord or its agents, or (b) such release or condition is Tenant's sole responsibility under Article 13). The above definition of Landlord's Operating Expenses shall not be construed as a representation or warranty that items of equipment, facilities or services listed therein are or from time to time will be in existence or available at the Property.

7.8 Exclusions from Operating Expenses. Notwithstanding any provision in Section 7.7 to the contrary, Landlord's Operating Expenses shall not include: (a) brokerage fees and/or commissions, advertising expenses and expenses for leasing and renovating rentable space for tenants; (b) water, sewer, gas and electricity charges separately paid or reimbursed to Landlord by any tenant of the Building, including charges attributable to HVAC operation for Tenant or other tenants of the Property outside of normal business hours; (c) compensation and benefits payable to employees to the extent not directly attributable to the Property, (d) expenses for painting, redecorating or other work which Landlord, at its sole expense is required to perform exclusively for Tenant or for any other tenant in leased areas of the Building; (e) off-site improvements to the extent unrelated to operation of the Property; (f) capital expenses attributable to the expansion of the rentable area of the Building and the Property; (g) any capital improvements to the extent not amortized over the useful life of the improvement in accordance with this Section 7.8 above; (h) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received by Landlord therefor; (i) legal expenses in negotiating and enforcing the terms of any tenant lease; U) interest and amortization payments on any mortgage or mortgages, and rental under any ground or underlying lease or leases; (k) expenses for restoration of the Building required as a result of a condemnation to the extent of the award received by Landlord; (I) the cost of special services separately paid by particular tenants in the Building.

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7.9 Occupancy Adjustments. In determining Landlord's Operating Expenses, for any Operating Year during which less than one hundred percent (100%) of the rentable square feet of the Building was occupied by tenants for more than sixty (60) days during such Operating Year, the actual Landlord's Operating Expenses for such Operating Year may be increased on the basis of variable (but not fixed) Landlord's Operating Expenses, to the amount which normally would have been incurred for such Lease Year had such occupancy of the Building been one hundred percent (100%) throughout such Operating Year.

7.10 Limitation on Common Area Use. Tenant agrees not to use any portion of the Common Areas, including, but not limited to, the sidewalks or parking lots, for storage, maintenance, construction or other uses which are not intended for common areas. If Tenant violates this restriction regarding such use of the Common Areas, it shall be deemed a material default under the Lease, and, in addition to Landlord's remedies available under the Lease and at law, Tenant shall pay Landlord the amount of Two Hundred Fifty and 00/100 Dollars ($250.00) per day for each day such violation exists.

8. UTILITIES

8.1 Utilities. Tenant shall promptly pay or cause to be paid all charges for gas, water, sewer, electricity, light, heat, power, telephone, and other utilities and services used, rendered or supplied to, upon or in connection with the Premises throughout the Term, including, without limitation, any sewer rents, hookup, connection, availability, standby and any other charges in connection with the use, consumption, maintenance or supply of water, any water system, or any sewerage connection or sewerage system or treatment plant. Landlord shall not be required to furnish to Tenant any water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, material or any utility services of any kind whatsoever and to the extent available at the Property, Tenant shall obtain such utility services directly from the provider. Landlord shall have the right to approve any utility service agreement with respect to the Premises. If any such utilities are not separately metered or assessed, whether directly with the utility provider or through a submeter installed by Landlord and serving the Premises, or are only partially separately metered or assessed and are used in common with other tenants in the Building or Property, Tenant will pay to Landlord a proportionate share of such charges for utilities used in common based on square footage of floor space leased to each tenant using such common facilities, in addition to Tenant's payments of the separately metered charges, together with Tenant's payment of its Proportionate Share of Operating Expenses.

8.2 Capacity. Tenant shall not install any equipment nor shall Tenant use the Premises in a manner that will exceed or overload the capacity of any utility facilities. If Tenant's use of the Premises shall require additional utility facilities the same shall be installed only after obtaining Landlord's written approval, which approval shall not be unreasonably withheld or delayed, and shall be installed at Tenant's expense in accordance with plans and specifications approved in writing by Landlord. If Tenant's use or occupancy of the Premises results in an increase to Landlord of any assessments of any kind whatsoever, Tenant shall pay the entire amount thereof within thirty (30) days of Landlord's written demand.

8.3 Landlord Not Liable. Landlord shall not in any way be responsible or liable to Tenant at any time for any loss, damage or expenses resulting from any change in the quantity or character of the electric service or any other utility service, or for its being no longer suitable for Tenant's requirements, or from any cessation or interruption of the supply or current, nor shall any such loss, damage or expenses, or non-supply of electric service or any other utility service in any way affect the tenancy or in any way relieve Tenant of any obligation under the terms of this Lease.

9. IMPROVEMENTS; MAINTENANCE, ALTERATIONS AND ADDITIONS

9.1 Tenant's Improvements. Not later than the Submission Date, Tenant shall provide Landlord with its initial Tenant's Plans. Landlord shall promptly review the initial Tenant's Plans and any revisions thereof and shall notify Tenant of any required changes. lfTenant fails to submit its initial Tenant's Plans by the Submission Date or fails to submit any revised Tenant's Plans by the dates reasonably required by Landlord or if Landlord determines that the Tenant's Plans are so inconsistent with the use of the Premises or the Property as to not permit approval by Landlord, then, in any of such events, if such failure continues for more than ten (10) days after written notice from Landlord, Landlord may declare an Event of Default. In addition, the Premises will be deemed delivered to Tenant on a date indicated in a notice from Landlord to Tenant; provided, however, such delivery shall not relieve Tenant of its obligation to submit Tenant's Plans to Landlord and/or obtain Landlord's approval of Tenant's Plans. No deviation from the final Tenant's Plans approved by Landlord shall be made by Tenant without Landlord's prior written consent. Approval of Tenant's Plans by Landlord shall not constitute the assumption of any responsibility by Landlord or Landlord's architect for their accuracy, efficiency, sufficiency or compliance with any Legal Requirements, and Tenant shall be solely responsible for such items.

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Prior to the Commencement Date, Tenant shall, at its sole cost and expense, complete all of Tenant Work. Subject to Landlord's prior written approval and prior coordination with Landlord, Tenant will be permitted by Landlord to enter the Premises for the purpose of performing Tenant Work and for the purpose of installing its fixtures and other equipment, provided Tenant shall have (a) obtained Landlord's written approval of Tenant's Plans; and (b) deposited with Landlord all policies or certificates of insurance required by this Lease. Tenant Work shall be conducted so as not to unreasonably interfere with Landlord's construction activities or with the activities and operations of other tenants and occupants of the Property, and Tenant shall otherwise comply, at its expense, with all other obligations of Tenant under the Tenant Work exhibit and shall perform all other duties and obligations imposed by this Lease.

9.2 Tenant's Maintenance. Tenant agrees to keep the Premises in good order and condition (except for ordinary wear and tear) and, except as provided in Section 9.3, will make all repairs, Alterations, renewals and replacements, ordinary and extraordinary, foreseen or unforeseen, and shall take such other action as may be necessary or appropriate to keep and maintain the Premises in good order and condition, including, without limitation, fixtures, equipment and appurtenances thereto, doors, windows, plate glass, frames, dock doors, dock bumpers, dock levelers, interior walls and finish work, floors and floor coverings, trailer lights and fans, shelters/seals and restraints, branch plumbing and fixtures, mechanical systems (including HVAC units) and levelers and utility lines from the point of entrance to the Premises to the point of actual use. Except as expressly provided in this Lease, Landlord shall not be obligated in any way to maintain, alter or repair the Premises. Tenant shall not cause or permit any Liens to attach to or affect the interest of Landlord in and to the Premises. Tenant's obligations hereunder shall include, without limitation, maintenance, at its own expense, of all light bulb, fluorescent tubes, and lighting fixtures in the Premises, including all component parts such as starters, ballasts, and lenses or grills. All repairs made by Tenant shall be at least equal in quality to the original work and shall be performed in a good and workmanlike manner. Tenant shall be responsible for the cost of trash or rubbish removal for the Premises and the cost of obtaining and maintaining a container or dumpster provided for such trash or rubbish removal.

9.3 Landlord's Repairs. Landlord shall make all repairs and replacements to the foundation, the bearing walls, the structural columns and beams, the exterior walls (except plate glass; windows, doors and other exterior openings; window and door frames, molding, closure devices, locks and hardware; special store fronts; lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures; signs, placards, decorations or other advertising media of any type; and interior painting or other treatment of exterior walls, all of which shall be Tenant's responsibility) and roof; provided, however, if such repairs and replacements (including repairs and replacements with respect to the Property or Common Areas) are necessitated by the intentional acts, omissions or negligence of Tenant or Tenant's Visitors, then Tenant shall reimburse Landlord, upon demand, for the reasonable cost thereof. Landlord's responsibility for such repairs or replacements shall be limited to those items contained in this Section 9.3 and all other repairs or replacements related to the Premises shall be the sole responsibility of Tenant. Landlord shall not be liable to Tenant for any interruption of Tenant's business or inconvenience caused due to any work performed in the Premises or at the Property pursuant to Landlord's rights and obligations under the Lease. All expenditures of Landlord under this Section 9.3 shall be subject to reimbursement as set forth in Article 7. To the extent allowed by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

9.4 Requirements for Tenant's Maintenance and Alterations. All maintenance and repair, and any Alterations (including any Tenant Work), performed by, on behalf of or for the account of Tenant, shall comply with the following:

(a) Any Alterations, repair or maintenance work performed must not, individually or in the aggregate, lessen the Fair Market Value of the Building or adversely affect the usefulness of the Building for use a warehouse and office building;

(b) All Alterations, repair or maintenance work shall be performed by contractors, engineers and/or architects approved by Landlord to the extent such work involves any Major Work or any work to any electrical, mechanical, plumbing or other system of the Building, any work to the outside of the Building, any work to the roof of the Building or any work to any structural element of the Building;

(c) Tenant shall, at least ten (10) business days in advance of the start of any Alterations, repair or maintenance work, deliver to Landlord the name and address of Tenant's contractor, subcontractors, material suppliers and laborers, and a breakdown of the aggregate total cost of the Alterations, repair or maintenance work and shall deliver to Landlord a certificate of insurance for such contractor, subcontractors, material suppliers and laborers and Landlord may post on and about the Premises notices of non-responsibility pursuant to Legal Requirements; and

(d) Within twenty (20) days of completion of any Alterations, repair or maintenance work, Tenant shall provide original, fully executed final lien waivers in the statutory form and otherwise reasonably acceptable to Landlord and suitable for recording purposes, from each contractor, subcontractor, material supplier and laborer with lien rights under applicable Legal Requirements affecting the Property.

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9.5 Compliance. Tenant will perform all Alterations with reasonable diligence, using only new, first-class materials and supplies, in a good and workmanlike manner in accordance with Tenant's Plans and with all Legal Requirements, Insurance Requirements and any and all approvals, permits, licenses or consents required by Legal Requirements or by any authority at any time having jurisdiction. Tenant warrants that all Alterations, when completed, will comply with all Legal Requirements and Insurance Requirements, and that the Premises, Building and Property shall not violate any Legal Requirements as a result of any Alterations.

9.6 Certificates and As-Built Plans: Promptly following the completion of any Alterations, and as soon as reasonably feasible, Tenant shall obtain and furnish to Landlord (i) all appropriate certifications from all authorities having jurisdiction (including a certificate of occupancy or permanent certificate of occupancy, as the case may be) to the effect that all Alterations have been performed and completed in accordance with Tenant's Plans and with all Legal Requirements, and (ii) a full set of true, complete, and correct as-built plans for the Premises.

9.7 Permitted Alterations. If there is no default by Tenant under this Lease, Tenant may, after reasonable notice to Landlord and submission of plans and specifications, make interior, non-structural Alterations which do not constitute Major Work.

9.8 Landlord's Consent to Alterations. Subject to Section 9.7 above, Tenant shall not make any addition, improvement or alteration of the Property or the Building without Landlord's written consent. In addition, Tenant shall not perform any structural or Major Work to the Premises until and unless (i) Tenant has submitted to Landlord detailed plans and specifications therefore, and (ii) Landlord has approved such plans and specifications in writing (which such approval shall be at Landlord's sole discretion). In addition to all other rights and remedies available to Landlord, Landlord may require Tenant to immediately remove any structural and/or Major Work performed without Landlord's consent.

9.9 Building Systems. Notwithstanding anything contained in this Lease to the contrary, Landlord reserves the right to require Tenant to use Landlord's designated engineers and/or contractors in connection with Tenant's Major Work affecting, altering, interfering with or disrupting any electrical, mechanical, plumbing or other system of the Building deemed critical by Landlord, or affecting the outside appearance, the roof, the ingress to or the egress from the Premises and/or any structural element of the Building.

9.10 Surrender of Alterations. All Alterations shall, upon installation, become the property of Landlord and shall be deemed part of, and shall be surrendered with, the Premises, unless Landlord, by notice given to Tenant at least thirty (30) days prior to the Expiration Date, elects to relinquish Landlord's right thereto. If Landlord elects to relinquish Landlord's right to any Alteration, Tenant shall remove such Alteration, shall promptly repair any damage to the Premises caused by the installation or removal of such Alteration, and shall restore the Premises to the condition existing prior to the installation of said Alteration. All such work shall be done prior to the Expiration Date.

9.11 Removal of Improvements. At any time during the Term, Tenant may install, place or reinstall in, or replace and remove from, the Premises any trade equipment, machinery and personal property belonging to Tenant (such trade equipment, machinery and personal property shall not become the property of Landlord), provided that (i) Tenant shall repair all damage caused by such installation or removal, and (ii) Tenant shall not install any equipment, machinery or other items upon the roof of the Building or make any openings on or about such roof.

9.12 HVAC Maintenance.

(a) Tenant shall provide regular maintenance and service (for example, without limitation, filter changes, fan belt replacement, etc.) to the HVAC equipment in and serving the Premises. At all times during the Term, Tenant shall have an industry standard maintenance and service contract in effect for the HVAC system with a reputable and licensed HVAC contractor approved by Landlord, providing for servicing at least twice per Lease Year. Within thirty (30) days after the Commencement Date and upon renewals of such contract, not less than twenty (20) days prior to the expiration of the contract, Tenant shall submit to Landlord a copy of Tenant's HVAC contract.

(b) It is hereby agreed that if at any time during the Term hereof the HVAC system serving the Premises fails to operate, Tenant shall be responsible for the repair and any replacement needed to the HVAC system, at Tenant's sole cost and expense. Tenant agrees to (i) use an independent third party as the contractor; and (ii) utilize reputable contractors in the performance of repairs, replacements or installations. Landlord shall have the right to require Tenant to utilize a contractor of Landlord's choosing, provided such contractor charges rates which are competitive with the rates charged in the trade area of the Property.

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(c) Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that: (i) there are three (3) operational heating units within Suite S of the Premises as of the Effective Date; (ii) two (2) of such heating units were recently installed by Landlord prior to the Effective Date; and (iii) to the extent that, notwithstanding the regular maintenance to be performed by or on behalf of Tenant hereunder, the one (1) heating unit within Suite S that was not recently installed by Landlord becomes inoperable during the Term and must be replaced (other than due to the negligence or willful misconduct of Tenant), Landlord shall be responsible for replacing such heating unit at its expense, provided that upon such replacement by Landlord, Tenant shall be responsible for all maintenance and repair obligations with respect to such heating unit in accordance with this Section 9.12.

10. USE OF PREMISES

10.1 Permitted Use. Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof by anyone for any purposes other than for the Permitted Use, subject to this Article 10.

10.2 Prohibited Uses. Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, but not limited to, the installation or operation of any electrical, electronic or other equipment) (a) which contravenes the certificate of occupancy for the Building or the Premises or would otherwise violate any Legal Requirements; (b) which could cause an overload of the electrical or mechanical systems of the Building or the Premises, which could exceed the floor load per square foot which the floor was designed to carry and which is allowed by Legal Requirements or which could adversely impact the structural integrity of any floors or ceilings; (c) which in the reasonable judgment of Landlord, may in any way impair or interfere with the proper and economic heating, air conditioning of the Building; (d) which, in the reasonable judgment of Landlord, would in any way impair or tend to impair or exceed the design criteria, the structural integrity, character, appearance or Fair Market Value of the Building, or result in the use of the Building or any component thereof (including, without limitation, any plumbing components) in a manner or for a purpose not intended, or which, in the reasonable judgment of Landlord, may be prejudicial to the business of Landlord; (e) which in the reasonable judgment of Landlord, may in any way interfere with the use or occupancy of any portion of the Building outside of the Premises by Landlord or any other tenant or occupant of the Building or any neighboring properties; or (f) which would permit or cause any objectionable or unpleasant odors, smoke, dust, gas, noise, vibrations, rodents, insects or pests to emanate from the Premises, nor shall Tenant take any other action which would constitute a nuisance.

10.3 Tenant's Obligations for the Premises. Tenant agrees to: (i) use the entire Premises for the Permitted Use; (ii) conduct Tenant's business therein in a reputable manner; (iii) at Tenant's sole cost and expense, keep and maintain the Premises and Tenant's personal property and signs therein or thereon and the exterior and interior portions of all windows, doors and all glass or plate glass in a neat, clean, sanitary and safe condition; and (iv) apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of the Permitted Use and to pay as and when due all license and permit fees and charges of a similar nature in connection therewith.

10.4 Permits, Licenses and Authorizations. Tenant shall obtain, at its sole cost and expense, all permits, licenses or authorizations of any nature required in connection with the operation of Tenant's business at the Premises, including, without limitation, any work or Alterations performed therein.

11. LANDLORD'S SERVICES

Landlord shall maintain and operate the Common Areas of the Building and the Property in Landlord's sole discretion subject to reimbursement of costs in accordance with Article 7 above, unless the need for repair or replacement is caused by an act or omission of Tenant or Tenant's Visitors, in which case such repair or replacement shall be Tenant's sole responsibility.

12. COMPLIANCE WITH REQUIREMENTS

12.1 Compliance. Tenant will (i) comply with all Legal Requirements and Insurance Requirements which are applicable to the Building, Premises or Tenant's use or occupancy of the Premises or any Alterations or other construction conducted by Tenant in or about the Premises, and (ii) maintain and comply with all permits, licenses and other authorizations required by any governmental authority for its use of the Premises and for the proper operation, maintenance and repair of the Premises or any part thereof. Tenant shall, within 10 days after receipt of Landlord's written request, provide Landlord with copies of all permits, licenses (including but not limited to a valid business license) and other documents, and other information evidencing Tenant's compliance with any Legal Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Legal Requirements. Likewise, Tenant shall immediately give written notice to Landlord of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

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12.2 Change in Legal Requirements. If the Legal Requirements are hereafter changed so as to require during the Term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Material, or other physical modification of the Premises and/or Building ("Required Modifications"), Landlord and Tenant shall allocate the cost of such work as follows:

(a) Subject to Section 12.2(c) below, if such Required Modification is required as a result of the specific and unique use of the Premises by Tenant as compared with uses by tenants in general, Tenant shall be fully responsible for the cost thereof.

(b) If such Required Modification is not the result of the specific and unique use of the Premises by Tenant (such as, governmentally mandated seismic modifications), then Landlord shall pay for such Required Modification, subject to reimbursement in accordance with Article 7 above. If, however, such Required Modification is required during the last 2 years of this Lease or if Landlord reasonably determines that it is not economically feasible or is commercially impracticable to pay its share thereof, Landlord shall have the option to terminate this Lease upon 90 days prior written notice to Tenant unless Tenant notifies Landlord, in writing, within 10 days after receipt of Landlord's termination notice that Tenant will pay for the entire cost of such Required Modification in immediately available funds.

(c) Notwithstanding the above, the provisions concerning Required Modifications are intended to apply only to non-voluntary, unexpected, and new Legal Requirements. If the Required Modification is instead triggered by Tenant as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then Tenant shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Required Modification, or (ii) following Landlord's written demand, complete such Required Modification at its own expense. Tenant shall not have any right to terminate this Lease in accordance with this Section 12.2.

12.3 Increases in Insurance Premiums. Tenant shall not do, or permit to be done, anything in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire or public liability insurance on the Premises, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Premises or any personal property kept therein by Landlord, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with good order of the Building. Any increase in fire insurance premiums on the Premises or the contents within the Building, or any increase in the premiums of any other insurance carried by Landlord in connection with the Building or the Premises, caused by the use or occupancy of the Premises, or violation of Legal Requirements or Insurance Requirements, by Tenant, and any expense or cost incurred in consequence of the negligence, carelessness or willful action of Tenant, shall be Additional Rent and paid by Tenant to Landlord within ten (10) days of demand therefore.

12.4 Americans With Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant's specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. Tenant shall be solely responsible, at Tenant's expense, for any modifications or additions to the Premises in order to be in ADA compliance.

13. COMPLIANCE WITH ENVIRONMENTAL LAWS

13.1 Reportable Uses Require Consent. Except for (a) Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, (b) propane used in Tenant's forklifts in the normal course of its business, and (c) Hazardous Materials contained in products stored and/or distributed during Tenant's normal course of business in their original, sealed, and unopened containers, in each case, at levels that do not violate Environmental Laws and utilized and stored at all times in compliance with Environmental Laws, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or any other portion of the Property, or transport, store, use, generate, manufacture or release any Hazardous Materials in or about the Premises or any other portion of the Property without Landlord's prior written consent. As defined in Environmental Laws, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises or any other portion of the Property by or through Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Notwithstanding the foregoing, any such use or storage of Hazardous Materials by Tenant shall comply with all applicable Legal Requirements. No cure or grace period provided in this Lease shall apply to Tenant's obligations to comply with the terms and conditions of this Article 13.

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13.2 Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Material has come to be located in, on, under or about the Premises or any other portion of the Property, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Material. Tenant shall, immediately upon request, complete and deliver to Landlord an environmental questionnaire on Landlord's form, setting forth all Hazardous Materials Tenant is using or intends to use at the Premises or any other portion of the Property.

13.3 Tenant Remediation. Tenant, at its sole cost and expense, shall operate its business in the Premises and any other portion of the Property in strict compliance with all Environmental Laws and shall investigate, mitigate and remediate in a manner satisfactory to Landlord any Hazardous Materials introduced or released on or from the Premises or any other portion of the Property by or through Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises or any other portion of the Property.

13.4 Tenant Indemnification for Hazardous Materials and Limitation of Liability. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Property and loss of rental income from the Property), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into or disturbed on the Property, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any Hazardous Materials brought onto or otherwise introduced to or disturbed on the Property by Tenant or by its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge thereof, or any breach of the requirements under this Article 13. The foregoing indemnity shall apply to the presence of Hazardous Materials without regard to whether Tenant is permitted to use or store such Hazardous Materials on the Property hereunder. The obligations of Tenant under this Article 13 shall survive any termination of this Lease. Notwithstanding anything to the contrary in this Section 13.4, Tenant shall have no liability of any kind to Landlord under this Section 13.4 as to (i) any release of Hazardous Materials on the Premises or any other portion of the Property, or other environmental condition on the Property, to the extent caused by the negligence or willful misconduct of Landlord or its agents, or (ii) any Hazardous Substances present at the Premises or any other portion of the Property prior to the date that Tenant took occupancy of its premises under the Original Lease, unless any such Hazardous Substances are disturbed or environmental conditions are exacerbated by Tenant in violation of this Lease.

13.5 Investigations and Remediation. Landlord, its Lender and their respective consultants and agents shall have access to, and a right to perform inspections and tests of, the Premises and other portions of the Property to determine Tenant's compliance with Environmental Laws and other obligations under this Article 13, or the environmental condition of the Premises and other portions of the Property. Access shall be granted to Landlord, its Lender and their respective consultants and agents upon Landlord's prior notice to Tenant, and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with this Article 13, or Tenant or any of its agents, employees, contractors, subtenants or invitees has otherwise not complied with Environmental Law or other Legal Requirements, or that such a violation is imminent, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

13.6 Landlord Termination Option. If a condition involving the presence of, or a contamination by, a Hazardous Material at the Premises or any other portion of the Property that requires remediation (a "Hazardous Material Condition") occurs or is discovered during the Lease Term and is not Tenant's sole responsibility under this Lease or the Legal Requirements (in which case Tenant shall make the investigation and remediation thereof required by this Lease and/or the Legal Requirements and this Lease shall continue in full force and effect, but subject to Landlord's rights under Section 13.4 and Section 16, and if Landlord elects to remediate such condition and the estimated cost of Landlord's portion thereof exceeds 12 times the then monthly Base Rent or $100,000, whichever is less, Landlord may, at Landlord's sole discretion, give written notice to Tenant of Landlord's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Landlord elects to give a termination notice, Tenant may, within 10 days thereafter, give written notice to Landlord of Tenant's commitment to pay the amount by which Landlord's portion of the cost of the remediation of such Hazardous Material Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is less. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Landlord shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Landlord's notice of termination.

13.7 Survival. Tenant's obligations under this Article 13 shall survive the Expiration Date.

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14. LIENS; DISCHARGE OF LIENS

14.1 Creation of Liens. Tenant shall not suffer or permit any mechanics' lien or other lien to be filed against all or any portion of the Premises because of work, labor, services, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant or any party other than Landlord. Tenant shall place such contractual provisions as Landlord may request in all contracts and subcontracts for Tenant's improvements assuring Landlord that no mechanic's liens will be asserted against Landlord's interest in the Premises or the property of which the Premises are a part. If any such lien is filed against all or any portion of the Premises, Tenant shall give Landlord immediate notice of the filing and shall cause the lien to be discharged within thirty (30) days after receiving notice of such lien. If Tenant fails to discharge such lien within such period, or fails to contest such lien as provided in Section 14.2 below, in addition to any other right or remedy Landlord may have, after prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the lien by paying to the claimant the amount claimed to be due or by procuring the discharge in any other manner permitted by law. Any amount paid by Landlord, together with all costs, fees and expenses in connection therewith, including without limitation Landlord's reasonable attorneys' fees, together with interest thereon at the Default Rate, shall be repaid by Tenant to Landlord as Additional Rent within fifteen (15) days of Tenant's receipt of written demand from Landlord. The foregoing shall not prohibit Tenant from granting a lien in favor of a lender taking any interest in Tenant's interest in fixtures attached to the Premises, provided that Tenant first provides to Landlord a commercially reasonable waiver and subordination agreement in favor of any such lender.

14.2 Contest of Liens. At any time, from time to time, during the Term, Tenant may, at Tenant's sole costs and expense, contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any liens, provided that (a) no Event of Default has occurred and is continuing, (b) such proceeding shall suspend the collection of or enforcement of such liens and Tenant shall have released or bonded over the applicable lien(s) in accordance with applicable Legal Requirements, (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Tenant is subject and shall not constitute a default thereunder beyond all applicable notice and cure periods, (d) no part of Landlord's interest in the Premises will be in imminent danger of being sold, forfeited, terminated, canceled or lost nor shall Landlord's title to the Premises be affected nor shall any loan documents or other agreements affecting the Premises be violated or breached, and (e) Tenant shall promptly upon final determination thereof pay the amount of such liens, together with all costs, interest and penalties.

15. SIGNAGE

Subject to the terms of this Article 15, upon the prior written consent of Landlord, which consent shall not be unreasonably withheld, Tenant shall have the right to erect signs on the exterior walls of the Building in accordance with signage specifications established by Landlord. Tenant is responsible for all costs associated with Tenant's sign and sign panel, including the cost of installation, fabrication, maintenance and lighting of the sign and any lettering, logos and/or decals to be placed on the sign. Any such signs to be securely attached parallel to the walls and shall be in keeping with the general scheme of the signs and aesthetic characteristics in the immediate vicinity of the Premises and shall not be other than customary trade signs identifying the business of Tenant. Tenant shall not erect any sign over the public way, over the roofline or on the roof, nor paint or otherwise deface or alter the exterior walls of the Building or Premises. The erection of any signs by Tenant shall be subject to and in conformity with all Legal Requirements and in accordance with Landlord's signage standards. Tenant shall be responsible for the cost of removal of its logo and lettering from the signage upon termination of the Lease and restoration and repair of the affected area to its original condition, normal wear and tear excepted. Landlord reserves the right, at Tenant's sole cost, to install (or require that Tenant install) signage identifying Tenant on the exterior of the Building or the Premises in accordance with Landlord's then applicable building standard signage criteria and all Legal Requirements.

Without Landlord's express written consent (which may be withheld in Landlord's sole and absolute discretion), Tenant shall not otherwise place or install, or suffer to be placed or installed, or maintain any sign upon or outside the Premises or in the Building or Property, without the express written consent of Landlord. Tenant shall not place or install, or suffer to be placed or installed, or maintain on the exterior of the Premises any awning, canopy, banner, flag, pennant, aerial, antenna or the like; nor shall Tenant place or maintain on the glass of any window or door of the Premises any sign, decoration, lettering, advertising matter, shade or blind or other thing of any kind. Landlord shall have the right, with or without notice to Tenant, to remove any signs installed by Tenant in violation of this Article 15 and to charge Tenant for such removal, without any liability to Tenant for such removal. Any request for additional signage by the Tenant shall require Landlord's written consent, which consent may be withheld by the Landlord in its sole discretion. Landlord may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 12 months of the Term hereof.

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16. INSURANCE; INDEMNIFICATION

16.1 Tenant's Insurance. Tenant shall obtain, and shall keep in full force and effect during the Term, the insurance coverages set forth on Exhibit D hereto, pursuant to the terms and conditions set forth in Exhibit D.

16.2 Indemnification. Tenant hereby indemnifies, and shall pay, protect and hold Landlord harmless from and against all liabilities, losses, claims, demands, costs, expenses (including attorneys' fees and expenses) and judgments of any nature (except for such of the foregoing as arise from the gross negligence or willful misconduct of Landlord, its agents, servants or employees), arising, or alleged to arise, from or in connection with, (i) any injury to, or the death of, any person or loss or damage to property on, in or about the Premises, (ii) any violation by Tenant of this Lease or of any Legal Requirement or Insurance Requirement, (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, (iv) Tenant's use or occupancy of the Premises (including, but not limited to, statutory liability and liability under workers' compensation laws), (v) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, (vi) any act or negligence of Tenant or Tenant's Visitors, and (vii) all costs, attorneys' fees, expenses and liability incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against Landlord by reason of any such claim. Tenant, at Tenant's sole expense, will resist and defend any action, suit or proceeding brought against Landlord by reason of any such occurrence by independent counsel selected by Tenant, which is reasonably acceptable to Landlord. The obligations of Tenant under this Section 16.2 shall survive the Expiration Date.

16.3 No Claims. Tenant shall not make or bring any claim against Landlord, nor shall Landlord or any Landlord Party be liable (a) for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, or (b) for business interruption or consequential damages, it being understood that Tenant assumes all risk in connection therewith, and Landlord shall not be liable therefore, for any reason, including the negligence of Landlord, its employees, agents, servants or invitees (each, a "Landlord Party"), or the breach by Landlord of any provision of this Lease. Neither Landlord nor any Landlord Party shall be liable for any claims, costs or liabilities arising out of or in connection with the acts or omissions of any other tenants in the Building or on the Property. Tenant waives all of its claims against Landlord and the Landlord Parties with respect to the foregoing. The provisions of this Section 16.3 shall survive the Expiration Date.

17. ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS

17.1 Estoppel Certificates. At any time and from time to time, upon not less than ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in the form attached hereto as Exhibit H certifying the following: (i) the Commencement Date, (ii) the Expiration Date, (iii) the date(s) of any amendment(s) and/or modification(s) to this Lease, (iv) that this Lease was properly executed and is in full force and effect without amendment or modification, or, alternatively, that this Lease and all amendments and/or modifications thereto have been properly executed and are in full force and effect, (v) the current annual Base Rent, the current monthly installments of Base Rent and the date on which Tenant's obligation to pay Base Rent commenced, (vi) the current monthly installment of Additional Rent for Taxes and Operating Expenses, (vii) the date to which Base Rent and Additional Rent have been paid, (viii) the amount of the security deposit, if any, (ix) that, to the best of Tenant's knowledge, neither party to this Lease is in default in the keeping, observance or performance of any covenant, agreement, provision or condition contained in this Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would result in a default by either party, except as specifically provided in the estoppel certificate, (x) that, to the best of Tenant's knowledge, Tenant has no existing defenses, offsets, liens, claims or credits against the Base Rent or Additional Rent or against enforcement of this Lease by Landlord, (xi) that Tenant has not been granted any options or rights of first refusal to extend the Term, to lease additional space, to terminate this Lease before the Expiration Date or to purchase the Property, except as specifically provided in this Lease, and (xii) such other reasonable matters as the person or entity requesting the certificate may request. Tenant acknowledges and agrees that any estoppel certificate may be relied upon by any mortgagee, or any prospective purchaser, Tenant, subtenant, mortgagee or assignee of any mortgage, of the Property or any part thereof. If Tenant fails or otherwise refuses to timely execute an estoppel certificate in accordance with Article 17, then Tenant shall be deemed to have appointed Landlord an irrevocable power of attorney, coupled with an interest, and Landlord shall be authorized to execute and deliver the required certificate for and on behalf of Tenant and shall constitute an acknowledgment by Tenant that statements included in the estoppel certificate delivered by Landlord are true and correct, without exception, but the exercise of such power shall not be deemed a waiver of Tenant's default. Notwithstanding the foregoing, if Tenant fails or otherwise refuses to timely execute an estoppel certificate in accordance with this Section 17.1, then for each day of such failure, Tenant shall pay to Landlord upon demand $1,000 (the "Late Estoppel Charge"), which amount shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as sole damages or as limiting Landlord's remedies in any manner. The parties agree the Late Estoppel Charge represents a reasonable estimate of Landlord's costs and expenses in the event of a failure by Tenant to timely comply with its obligations under this Section 17.1 and are fair compensation to Landlord for the loss suffered by Landlord.

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17.2 Financial Statements. If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, or if there is an Event of Default, or if Tenant requests permission to assign the Lease, or if Tenant exercises any renewal/extension option hereunder, Tenant and all Guarantors shall, within ten (10) days after written notice from Landlord, deliver to Landlord, any potential lender or purchaser designated by Landlord, if applicable, such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past three (3) years (through the preceding quarter). All such financial statements shall be received by Landlord and any such lender or purchaser in confidence and shall be used only for the purposes herein set forth. If Tenant fails or otherwise refuses to timely deliver such financial statements in accordance with this Section 17.2, then for each day of such failure, Tenant shall pay to Landlord upon demand $1,000 (the "Late Financial Statements Charge"), which amount shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as sole damages or as limiting Landlord's remedies in any manner. The parties agree the Late Financial Statements Charge represents a reasonable estimate of Landlord's costs and expenses in the event of a failure by Tenant to timely comply with its obligations under this Section 17.2 and are fair compensation to Landlord for the loss suffered by Landlord.

18. ASSIGNMENT AND SUBLETTING

18.1 Prohibition. Tenant shall not sell, assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of any interest in this Lease or the Premises, by operation of law or otherwise (collectively, "Transfer"), without the prior written consent of Landlord, which may be withheld by Landlord in its reasonable discretion. It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any Transfer in any of the following instances: (i) the transferee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease; (ii) the transferee desires to use the Premises for any purpose other than the Permitted Use; (iii) the identity or business reputation of the transferee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Premises; or (iv) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord: (1) the name and address of the proposed transferee; (2) a counterpart of the proposed agreement of assignment or sublease; (3) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (4) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (5) executed estoppel certificates from Tenant containing such information as provided in Section 17.1; and (6) any other information reasonably requested by Landlord.

18.2 Additional Events Constituting Assignment. Each of the following events shall also be deemed to constitute a Transfer of this Lease and each shall require the prior written consent of Landlord in accordance with the consent standard set forth in Section 18.1 above: (a) any assignment or transfer of this Lease by operation of law; (b) any hypothecation, pledge, or collateral assignment of this Lease; (c) any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership, or similar proceeding; (d) any assignment, transfer, disposition, sale or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; or (e) any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in such person, entity, or group holding a controlling interest in Tenant. For purposes of the immediately foregoing, a "controlling interest" of Tenant shall mean fifty percent (50%) or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests, membership interests or otherwise) of Tenant, or possession of the power (either directly or indirectly) to direct Tenant's actions.

18.3 No Liability. Tenant agrees that under no circumstances shall Landlord be liable in damages or subject to liability by reason of Landlord's failure or refusal to grant its consent to any proposed assignment of this Lease or subletting of the Premises. Tenant shall not claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord unreasonably withheld any consent or approval. Tenant's sole and exclusive remedy shall be an action or proceeding for specific performance or declaratory judgment.

18.4 Indemnification. If Landlord withholds its consent of any proposed assignment or sublease, Tenant shall defend, indemnify, and hold Landlord harmless from and reimburse Landlord for all liability, damages, costs, fees, expenses, penalties, and charges (including, but not limited to, reasonable attorneys' fees and disbursements) arising out of any claims that may be made against Landlord by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

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18.5 Request Fee. Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Premises unless each such request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of the sum of (i) One Thousand Five Hundred Dollars ($1,500.00) to cover Landlord's administrative costs and expenses in processing each such request by Tenant, plus (ii) the actual legal fees incurred by Landlord in connection with such request. However, neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.

18.6 Additional Provisions. Notwithstanding any assignment or subletting or other transfer, this Lease shall be binding upon Tenant and its successors and permitted assigns. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof, Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease; provided however, that if Tenant rescinds its request to assign the lease or sublet the Premises, as applicable, within five (5) business days of its receipt of Landlord's termination notice, the Lease shall not be terminated with respect to with respect to the space described in Tenant's notice. Notwithstanding any assignment or subletting or other transfer, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). If Landlord consents to any assignment or subletting of Tenant's interest in this Lease, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of all rent, additional rent or other consideration (including, without limitation, key money or other cash consideration if applicable) payable by such assignee or sublessee in connection with an assignment or subletting in excess of the Rent payable by Tenant under this Lease during the term of the applicable assignment or subletting on a per rentable area square foot basis if less than all of the Premises is transferred (unless all or a portion of the subject space is subject to different Rent terms, in which case, to the extent applicable, such different terms shall be applicable), after deducting the reasonable brokerage and improvement costs (including improvement allowances) payable to third parties as necessary to effect the applicable assignment or subletting. If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent otherwise set forth herein, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

If Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law") Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant this Article 18, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. In such case, Tenant's Representative shall (a) remain subject to all of the terms and requirements of this Article 18; (b) shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (1) three (3) months' Rent and other monetary charges accruing under this Lease; and (2) any sum specified in Section 1(n) of this Lease; and (c) shall have provided Landlord with adequate other assurance of the future performance of the obligations of Tenant under this Lease. In the event that an attorney is employed or expenses are incurred to pursue, protect, enforce or litigate the obligations hereunder, whether by suit, action or other proceeding, Tenant's Representative promises to pay all such expenses and reasonable attorneys' fees, including, without limitation, reasonable attorneys' fees incurred in or with respect to any bankruptcy proceeding.

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19. CASUALTY

19.1 Casualty. Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Premises or the Building. If (a) the Building or the Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof; or (b) the Premises or Building shall be destroyed or substantially damaged as a result of a risk not insured by Landlord hereunder; or (c) the Premises shall be damaged to the extent of thirty percent (30%) or more of the cost of replacement thereof during the last two (2) years of the Term (or any renewal term), then or in any of such events, Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within ninety (90) days after the date Landlord is in receipt of all relevant information regarding an occurrence specified in clauses (a), (b), or (c) of this sentence. Should Landlord elect to terminate the lease, this Lease shall terminate with the same force and effect as though the date set forth in the Landlord's notice of termination pursuant to this Section 19.1 were the Expiration Date of the Lease. Should Landlord elect to terminate this Lease, Tenant's liability for the Rent shall cease as of the date of such damage or destruction and Landlord shall make an equitable refund of any Rent paid by Tenant in advance and not earned. Unless this Lease is terminated by Landlord, as aforesaid, this Lease shall remain in full force and effect. Provided Tenant is not the cause of the fire or other casualty, in the event the Premises is rendered wholly untenantable, the Base Rent and Additional Rent shall be fully abated, or if only partially damaged, such Base Rent and Additional Rent shall be abated proportionately as to that portion of the Premises rendered untenantable and not actually used by Tenant during such period. In either of the foregoing events, Base Rent and Additional Rent shall abate (unless Landlord shall elect to terminate this Lease as set forth above) until ten (10) days after notice by Landlord to Tenant that the Premises have been substantially repaired and restored to the extent required hereunder of Landlord or until Tenant's business operations are restored in the entire Premises, whichever shall occur sooner. Tenant may continue the operation of Tenant's business in the part of Premises not so damaged to the extent reasonably practicable from the standpoint of prudent business management and safety concerns. Tenant shall not be entitled to and hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration. The provisions of any statute or other law which may allow Tenant to automatically terminate the lease or otherwise exercise a right of termination upon the occurrence of damage, destruction or untenantability are hereby expressly waived by Tenant and the provisions of this Section 19.1 shall control.

19.2 Restoration. If the Premises shall be partially or fully damaged by fire or other casualty required to be insured under Landlord's insurance policies, then upon Landlord's receipt of the Net Award for such damage, Landlord, except as otherwise provided herein, shall proceed with Restoration, limited, however, as set forth in this Section 19.2. All repairs and restoration of the Premises not required to be performed by Landlord shall be performed by Tenant, at its sole cost and expense, promptly and with due diligence. Landlord will not be required to expend for Restoration an amount in excess of the Net Award received by Landlord. If such amount is not adequate to complete Restoration or the holder of any Underlying Encumbrance elects to retain the Net Award, Landlord will have the right to terminate this Lease by delivering a written termination notice to Tenant within sixty (60) days after the amount of such Net Award is ascertained or the date on which the holder of the Underlying Encumbrance notifies Landlord that it has elected to retain the Net Award. If Landlord exercises its right to terminate this Lease pursuant to this Section 19.2, all Base Rent and Additional Rent will be prorated as of the date of such casualty. Landlord will have no Restoration obligation if (i) the damage to the Building results in the termination of any underlying ground lease, or (ii) such damage was caused, directly or indirectly by the act or negligence of Tenant or Tenant's Visitors.

20. CONDEMNATION

20.1 Taking. Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant becomes entitled by reason of any Taking of all or any part of the Premises, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise, except that Tenant shall be entitled to any award or payment for the Taking of Tenant's trade fixtures or personal property or for loss of business, relocation or moving expenses provided the amount of the Net Award payable to Landlord with respect to the fee interest is not diminished. All amounts payable pursuant to any agreement with any condemning authority which have been made in settlement of or under threat of any condemnation or other eminent domain proceeding shall be deemed to be an award made in such proceeding. Tenant agrees that this Lease shall control the rights of Landlord and Tenant in any Net Award and any contrary provision of any present or future law is hereby waived.

20.2 Entire Premises. Upon a Taking of the whole of the Premises, then the Term shall cease and terminate as of the date when possession is taken by the condemning authority and all Base Rent and Additional Rent shall be paid up to that date.

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20.3 Portion of Premises. Upon a Taking of thirty percent (30%) or more of the Premises, if Tenant determines in good faith, and certifies to Landlord, that the Taking will have a permanent, material, adverse effect on Tenant's operations at the Premises, Tenant may elect to terminate this Lease at any time up until the date which is sixty (60) days after the date when possession of such Premises is acquired by the condemning authority. If this Lease is not terminated as a result of a Taking pursuant to this Article 20, then Landlord shall, subject to the provisions of Section 20.4, cause Restoration to be completed as soon as reasonably practicable after the condemning authority takes possession of such portion of the Premises, subject to any Excusable Delays, and the Base Rent and Additional Rent thereafter payable during the Term shall be equitably prorated based upon the square foot area of the Building actually taken.

20.4 Restoration. If (a) the Net Award is inadequate to complete Restoration of the Premises, or (b) in the case of a Taking of thirty percent (30%) or more of the Premises, Tenant has not elected to terminate this Lease pursuant to Section 20.3, then Landlord may elect either to complete such Restoration or terminate this Lease by giving notice to Tenant within sixty (60) days after (x) the amount of the Net Award is ascertained, or (y) the expiration of the sixty (60) day period within which Tenant may terminate this Lease pursuant to Section 20.3, whichever the case may be. In such event, all Base Rent and Additional Rent shall be apportioned as of the date the condemning authority actually takes possession of the Premises. Landlord's obligation to perform Restoration is subject to the Net Award being made available to Landlord by any Lender or Master Landlord whose interest may be superior to Landlord.

21. EVENTS OF DEFAULT

21.1 Events of Default. Any of the following occurrences, conditions or acts shall constitute an "Event of Default" under this Lease:

(a) If Tenant fails to pay any Base Rent, Additional Rent or other amount payable by Tenant hereunder when due; or

(b) If Tenant fails to take actual occupancy of the Premises on the Commencement Date, or thereafter vacates the Premises for a period in excess of sixty (60) days; provided, however, if Tenant is required to vacate the entire Premises as a result of a casualty, an Event of Default shall not be deemed to have occurred unless Tenant fails to take actual occupancy of the Premises within thirty (30) days after the Restoration has been substantially completed; or

(c) If Tenant files a petition in bankruptcy pursuant to the Bankruptcy Code or under any similar federal or state law, or is adjudicated a bankrupt or becomes insolvent, or commits any act of bankruptcy as defined in any such law, or takes any action in furtherance of any of the foregoing; or if a petition or answer is filed proposing the adjudication of Tenant as a bankrupt pursuant to the Bankruptcy Code or any similar federal or state law, and (i) Tenant consents to the filing thereof, or (ii) such petition or answer is not discharged or denied within sixty (60) days after the filing thereof; or

(d) If a receiver, trustee or liquidator (or other similar official) of Tenant or of all or substantially all of its business or assets or of the estate or interest of Tenant in the Premises is appointed and is not discharged within sixty (60) days thereafter or if Tenant consents to or acquiesces in such appointment; or if the estate or interest of Tenant in the Premises is levied upon or attached in any proceeding and such process is not vacated or discharged within sixty (60) days after such levy or attachment; or

(e) If Tenant (i) uses, or suffers or permits the use of, any part of the Premises for any purpose other than the Permitted Use; (ii) fails to comply with any of the provisions of Article 13; (iii) fails to discharge any Lien within the time period set forth in Article 14; (iv) fails to maintain the insurance required pursuant to Article 16 and Exhibit D, or fails to deliver to Landlord the insurance certificates required within the time periods set forth in Article 16; (v) fails to deliver to Landlord the estoppel certificate required by Article 17 within the time period set forth therein; (vi) assigns this Lease or sublets all or any portion of the Premises without complying with all the provisions of Article 18; or (vii) fails to deliver to Landlord the subordination agreement required by Section 25.1 within the time period set forth therein; or

(f) If Tenant fails to comply with any Legal or Insurance Requirement, and such failure continues for a period of ten (10) days after Landlord gives notice to Tenant specifying such default; or

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(g) If Tenant defaults in the observance or performance of any provision of this Lease, other than those specified in Section 21.1(a) through (f), and such default continues for thirty (30) days after Landlord gives notice to Tenant specifying such default (unless such default cannot be cured by the payment of money and cannot, with due diligence, be wholly cured within thirty (30) days, in which case, Tenant shall have such longer period as is reasonably necessary to cure the default (but in no case longer than sixty (60) days), so long as Tenant commences to cure the same within such thirty (30) day period, diligently prosecutes the cure to completion and advises Landlord from time to time, upon Landlord's request, of the actions which Tenant is taking and the progress being made).

22. CONDITIONAL LIMITATIONS; REMEDIES

22.1 Termination. This Lease and the Term and estate hereby granted are subject to the limitation that whenever an Event of Default shall occur and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord's intention to terminate this Lease on a date specified in such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice was the Expiration Date, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as set forth in this Article 22. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make alterations in and repairs to the Premises.

22.2 Remedies.

(a) Upon any termination of this Lease pursuant to this Article 22, or as required or permitted by law, Tenant shall immediately quit and surrender the Premises to Landlord, and Landlord may, enter upon, re-enter, possess and repossess the same, but only through summary proceedings if Tenant remains in possession of the Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court will be entitled to possession or to remain in possession of the Premises but shall immediately quit and surrender the Premises.

(b) If Landlord terminates this Lease pursuant to this Article 22, Tenant will remain liable for (i) the sum of (x) all Base Rent, Additional Rent and other amounts payable by Tenant hereunder until the date this Lease would have expired had such termination not occurred; and (y) all expenses incurred by Landlord in re-entering the Premises, repossessing the same, making good any default of Tenant, painting, altering or dividing the Premises, putting the same in proper repair, reletting the same (including any and all reasonable attorneys' fees and disbursements and reasonable brokerage fees incurred in so doing), removing and storing any property left in the Premises following such termination, and any and all reasonable expenses which Landlord may incur during the occupancy of any new tenant (other than expenses of a type that are Landlord's responsibility under the terms of this Lease); less (ii) the net proceeds of any reletting actually received by Landlord. Tenant agrees to pay to Landlord the difference between items (i) and (ii) above with respect to each month during the period that would have constituted the balance of the Term, at the end of such month. Any suit brought by Landlord to enforce collection of such difference for any one month will not prejudice Landlord's right to enforce the collection of any difference for any subsequent month. Tenant's liability under this Section 22.2(b) will survive the institution of summary proceedings and the issuance of any warrant thereunder.

(c) If Landlord terminates this Lease pursuant to Article 22, Landlord will have the right to require Tenant to pay to Landlord, on demand, as liquidated and agreed final damages in lieu of Tenant's liability under Section 22.2(b), an amount equal to the difference (discounted to the date of such demand at an annual rate of interest equal to the then-current yield on actively traded United States Treasury bills or United States Treasury notes having a maturity substantially comparable to the remaining term of this Lease as of the date of such termination, as published in the Federal Reserve Statistical Release for the week before the date of such termination) between (i) the Base Rent and Additional Rent and all other amounts payable by Tenant hereunder, computed on the basis of the then current annual rate of Base Rent and Additional Rent and all fixed and determinable increases in Base Rent, which would have been payable from the date of such demand to the date when this Lease would have expired if it had not been terminated, and (ii) the amount of unpaid Rent that Tenant proves could reasonably have been avoided, less the costs of reletting expenses, including the cost to paint, alter or divide the space, put the same in proper repair, reasonable attorneys' fees and disbursements, and reasonable brokerage fees. If, after the Event of Default giving rise to the termination of this Lease, but before presentation of proof of such liquidated damages, the Premises, or any part thereof, are relet by Landlord for a term of one year or more, the amount of rent reserved upon such reletting will be deemed to be the fair rental value for the part of the Premises relet during the term of such reletting.

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22.3 Liquidated Damages. Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

22.4 Abandonment. If Tenant abandons the Premises, Landlord may, at its option and for so long as Landlord does not terminate Tenant's right to possession of the Premises, enforce all of its rights and remedies under this Lease, including the right to recover all Base Rent, Additional Rent and other payments as they become due hereunder. Additionally, Landlord shall be entitled to recover from Tenant all costs of maintenance and preservation of the Premises, and all costs, including attorneys' and receiver's fees, incurred in connection with the appointment of or performance by a receiver to protect the Premises and Landlord's interest under this Lease.

22.5 Indemnity Survives. Nothing herein shall be deemed to affect the right of Landlord to indemnification pursuant to Article 16 of this Lease.

22.6 Re-Entry. At the request of Landlord upon the occurrence of an Event of Default, Tenant will immediately quit and surrender the Premises to Landlord or its agents, and Landlord may without further notice enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words "enter," "re-enter," and "re-entry" are not restricted to their technical legal meanings.

22.7 Fees and Expenses. If either Landlord or Tenant is in default in the observance or performance of any provision of this Lease, and an action is brought for the enforcement thereof in which it is determined that said party was in default, the defaulting party shall pay to the non-defaulting party all reasonable fees, costs and other expenses incurred by the non-defaulting party in connection therewith, including reasonable attorneys' fees and expenses. If it is determined that said party was not in default, then the party alleging said default shall pay to the other party all the aforesaid reasonable fees, costs and expenses incurred by said party. In addition, each party shall pay, upon demand, all costs, expenses and attorneys' fees incurred by the other in the exercise of any remedy (with or without litigation or arbitration), in any proceeding, litigation, arbitration or other controversy arising from or connected with this Lease.

22.8 Landlord's Cure Rights. If Tenant defaults in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any Legal or Insurance Requirement, or in the imposition of any Lien against all or any portion of the Premises, and (b) in any other case if such default continues after ten (10) days from the date of the giving by Landlord to Tenant of notice of Landlord's intention so to perform the same. All costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all costs and expenses, including attorneys' fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord upon demand.

22.9 Remedies Not Exclusive. Except as otherwise provided in this Article 22, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to a decree compelling observance or performance of any provision of this Lease, or to any other legal or equitable remedy.

23. ACCESS; RESERVATION OF EASEMENTS

23.1 Landlord's Access. Landlord and Landlord's agents and representatives and parties designated by Landlord as having an interest in the Property shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours for the following purposes: (1) examining the Premises; (2) making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation of the Premises; (3) erecting, maintaining, repairing or replacing wires, cables, ducts, pipes, conduits, vents or plumbing equipment running in, to or through the Building; (4) showing the Premises to prospective new tenants during the last nine (9) months of the Term; or (5) showing the Premises during the Term to any mortgagees or prospective purchasers of the Premises. Landlord shall give Tenant three (3) Business Days prior written notice before commencing any non- emergency repair or alteration to the Premises.

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23.2 Emergency Access. Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

23.3 No Liability. Landlord, in exercising any of its rights under this Article 23, shall not be deemed guilty of an eviction, partial eviction, constructive eviction or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same.

23.4 Minimum Inconvenience. All work performed by or on behalf of Landlord in or on the Premises pursuant to this Article 23 shall be performed with as little inconvenience to Tenant's business as is reasonably possible.

23.5 Locks. Tenant shall not change any locks or install any additional locks on doors entering into the Premises without immediately giving to Landlord a copy of any such lock key. If in an emergency Landlord is unable to gain entry to the Premises by unlocking entry doors thereto, Landlord may force or otherwise enter the Premises, without liability to Tenant for any damage resulting directly or indirectly therefrom. Tenant shall be responsible for all damages created or caused by its failure to give Landlord a copy of any key to any lock installed by Tenant controlling entry to the Building.

23.6 Reservation of Rights. Landlord reserves the right, from time to time, to make changes, alterations, additions, improvements, repairs or replacements in or to, (i) those portions of the Premises which Landlord is obligated to maintain and repair pursuant to Article 9, (ii) the other portions of the Premises, the Building, and the Property, and (iii) to the fixtures and equipment in the Building as Landlord may reasonably deem necessary to comply with any applicable Legal Requirements and/or to correct any unsafe condition; provided, however, that there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with Tenant's use of the Premises. Nothing contained in this Article 23 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any applicable Legal Requirements.

24. ACCORD AND SATISFACTION

The receipt by Landlord of any installment of Base Rent or of any Additional Rent with knowledge of a default by Tenant under the terms and conditions of this Lease shall not be deemed a waiver of such default. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25. SUBORDINATION

25.1 Subordination. This Lease and the Term and estate hereby granted are and shall be subject and subordinate to any Underlying Encumbrance, which shall include but is not limited to the lien of each Mortgage which may now or at any time hereafter affect all or any portion of the Premises or Landlord's interest therein and to all ground or master leases which may now or at any time hereafter affect all or any portion of the Property. Any Lender may elect at any time, unilaterally, to make this Lease superior to its Underlying Encumbrance or other interest in the Premises by so notifying Tenant in writing. The foregoing subordination provisions shall be self-operative and no further instrument shall be required to effect any such subordination; provided, however, at any time and from time to time, upon not less than ten (10) days' prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord any and all reasonable instruments that may be necessary or proper to effect such subordination, or to confirm or evidence the same.

25.2 Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall executed such agreements confirming such attornment as such party may reasonably request.

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25.3 Conveyance by Landlord. If all or any portion of Landlord's estate in the Property is sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Property (a) shall not be liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, (b) shall not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (c) shall not be bound by any payment prior to such sale or conveyance of Base Rent, Additional Rent or other payments for more than one (1) month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder), (d) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by Lender or any such Purchaser, and (e) shall be liable for the keeping, observance and performance of all covenants, agreements, terms, provisions and conditions to be kept, observed and performed by Landlord under this Lease during the period such person, firm or corporation shall hold such interest. On such a sale or conveyance, Landlord shall automatically be released from all liability accruing under this Lease, and Tenant shall look solely to that transferee for the performance of Landlord's obligations under this Lease after the date of sale or conveyance.

25.4 Cure Rights. If an act or omission by Landlord would give Tenant the right to exercise any remedies following a default by Landlord, Tenant will not exercise any such right until it has given written notice of such act or omission, or, if any portion of the Premises becomes untenantable as the result of damage from fire or other casualty, written notice of the occurrence of such damage, to the holder of any Underlying Encumbrance whose name and address has previously been furnished to Tenant in writing, and thereafter, until a reasonable period for remedying such act, omission or damage has elapsed following such giving of such notice (but not less than thirty (30) days, or such longer period afforded to Landlord under this Lease); provided that any such holder, with reasonable diligence following the giving of such notice, commences and continues to remedy such act, omission or damage.

25.5 Landlord's Financing. If any Lender to Landlord shall require any modifications of the terms and provisions of this Lease as a condition to granting any financing to Landlord, Tenant shall execute and deliver to Landlord, within thirty (30) days after Landlord's request, a written agreement incorporating such modifications, provided that such documentation does not materially adversely affect Tenant or diminish Tenant's rights or Landlord's obligations under this Lease.

26. TENANT'S REMOVAL

26.1 Surrender. Upon the Expiration Date, Tenant shall surrender the Premises to Landlord in the condition same is required to be maintained under Article 9 of this Lease, with such Alterations removed from the Premises as required pursuant to Section 9.10 above, and broom clean. Any personal property which shall remain in any part of the Premises after the Expiration Date shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than thirty (30) days after the Expiration Date, promptly remove from the Premises any such personal property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's personal property. Tenant shall be responsible for all costs incurred by Landlord with the removal of such personal property in the event Tenant has not removed the personal property in accordance with this Section 26.1. The obligations of Tenant with regards to this Section 26.1 shall survive the Expiration Date of the Lease.

26.2 Holding Over. If Tenant, or any assignee or subtenant of Tenant, does not surrender the Premises upon the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant-at sufferance and such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms, covenants and conditions of this Lease except that Tenant agrees that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (1112th) of two (2) times the Base Rent and Additional Rent required to be paid by Tenant during the calendar year preceding the Expiration Date. Acceptance by Landlord of Rent after such expiration or earlier termination of the Term shall not result in any renewal of the Term. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be extremely substantial, will exceed the amount of the monthly Base Rent and Additional Rent payable hereunder and will be impossible to accurately measure. If the Premises are not surrendered upon the Expiration Date, Tenant shall indemnify, defend and hold harmless Landlord against any and all losses, costs, damages and liability (including actual attorneys' fees and costs and court costs), direct or indirect or consequential, which Landlord may suffer as a result of Tenant's failure to surrender the Premises. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Expiration Date, and Landlord, upon said Expiration Date, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Premises. Tenant shall, at its sole cost and expense, take all actions required to remove any assignee or subtenant of Tenant, or other party claiming rights to the Premises under or through Tenant upon the expiration or earlier termination of the Term. The foregoing provisions are in addition to and do not affect Landlord's right of re-entry or any other rights or remedies of Landlord hereunder or as otherwise provided at law or in equity, or both. The provisions of this Article 26 shall survive the Expiration Date.

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27. BROKERS

Tenant represents to Landlord that Tenant has not dealt with any real estate broker or sales representative in connection with this transaction other than the Broker(s) named in Basic Lease Provisions. Tenant agrees to indemnify and hold harmless Landlord, Landlord's managing agent, and the respective directors, officers, employees and partners of the foregoing entities, or of any partner of the foregoing entities, from and against any threatened or asserted claims, liabilities, losses or judgments (including reasonable attorneys' fees and disbursements) by any real estate broker or sales representative based on alleged contacts between such broker or sales representative and Tenant which have resulted in allegedly providing such broker or sales representative with the right to claim a commission or finder's fee in connection with this Lease. The provisions of this Article 27 shall survive the Expiration Date.

28. NOTICES

All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given hereunder shall be in writing and shall be delivered by (a) certified mail, postage prepaid; (b) hand delivery; or (b) a nationally recognized overnight delivery service (such as Federal Express), addressed to the addresses set forth in the Basic Lease Provisions. Notices or other communications required or permitted by this Agreement or by law to be served on, given to or delivered to either party by the other party to this Agreement shall be deemed duly served, given or delivered when delivered to the party to whom it is addressed (or when delivery is first refused or rejected). Either party may designate, by similar written notice to the other party, any other address for such purposes. Notwithstanding anything to the contrary contained herein, all bills, statements and building communications from Landlord to Tenant may be served by ordinary mail or otherwise delivered to Tenant or left at the Premises.

29. NONRECOURSE

Tenant will have no recourse against any individual or entity comprising Landlord, including, without limitation, the members, partners, directors, trustees, and officers of Landlord, in connection with this Lease, whether in contract, tort or any other cause of action and whether foreseeable or unforeseeable. Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Landlord (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the lesser of (i) the equity interest of Landlord and Landlord's successors in interest in and to the Property, and (ii) twenty percent (20%) of the fair market value of the Property, as reasonably determined by Landlord as of the date Tenant's claim arises. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease.

30. SECURITY DEPOSIT

30.1 Security Deposit. Tenant shall deposit with Landlord a cash security in an amount equal to the Security Deposit, as set forth in the Basic Lease Provisions. If (i) any Base Rent, Additional Rent or other sum payable by Tenant to Landlord is not paid when due, or (ii) Landlord makes any payments on behalf of Tenant, or (iii) Tenant fails to perform any of its obligations under this Lease or Tenant is otherwise in default under this Lease, then, in each case, Landlord will have the right, without prejudice to any other remedy Landlord may have, to use the Security Deposit to compensate or reimburse Landlord, as the case may be, toward the payment of Base Rent, Additional Rent or other such sum payable hereunder, or other loss or damage sustained by Landlord on account of Tenant's default. The Security Deposit will not be deemed to be (x) a limitation on Landlord's damages, (y) a payment of liquidated damages, or (z) an advance of the Base Rent or Additional Rent. If Landlord uses, applies, or retains all or any portion of the Security Deposit, Tenant shall immediately restore the Security Deposit to its original amount. Landlord will not be required to keep any cash security separate from its own funds. Landlord will have no fiduciary responsibilities or trust obligations with regard to any cash security and will not be obligated to pay Tenant any interest on any cash security. Tenant shall not assign, pledge, hypothecate, mortgage or otherwise encumber the Security Deposit.

lf Tenant is in default under this Lease more than two (2) times during any twelve (12) month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the Security Deposit will automatically be increased to an amount equal to the greater of: (i) one hundred fifty percent (150%) of the original Security Deposit, and (ii) three (3) months then current Base Rent. Tenant shall pay the amount of such increase in the Security Deposit to Landlord upon demand.

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30.2 Return of Security Deposit. Within 90 days after the expiration or termination of this Lease and the satisfaction of all obligations of Tenant hereunder, whichever is later, Landlord shall return that portion of the Security Deposit not used or applied by Landlord. Landlord shall upon written request provide Tenant with an accounting showing how that portion of the Security Deposit that was not returned was applied. Tenant hereby waives al Legal Requirements, now or hereafter in force, which may provide that Landlord can claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee or agent of Tenant. Notwithstanding the foregoing, if Landlord, in its sole discretion, has sufficient evidence that Tenant's interest in the Security Deposit has been assigned to an assignee of this Lease, then Landlord shall return the Security Deposit to such assignee and, upon such return, will be released from all liability with respect to the Security Deposit.

30.3 Bankruptcy. In the event of bankruptcy or other debtor-creditor proceeding against Tenant, the Security Deposit will be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

30.4 Transfer of Security Deposit. In the event of any transfer of title to the Property or the Building or any assignment of Landlord's interest under this Lease, Landlord will have the right to transfer the Security Deposit to such transferee, provided that Landlord gives Tenant the name and address of such transferee. Following any such transfer of the Security Deposit, Landlord will be automatically released from all liability for the return of the Security Deposit. The provisions of this Section 30.4 will apply to every transfer of the Security Deposit to a new transferee.

30.5 Security in Tenant Property. Tenant hereby grants Landlord a security interest in all of Tenant's furniture, trade fixtures, fixtures, inventory and equipment in the Premises, including after acquired property and proceeds, to secure Tenant's obligations under this Lease. Upon request by Landlord, Tenant shall sign such UCC forms as may be required to evidence or perfect the foregoing security interest.

31. MISCELLANEOUS

31.1 Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS LEASE.

31.2 Arbitration.

(a) Subject to (b) below, in the event of any dispute or disagreement between the parties as to the validity, construction, enforceability or performance of this Lease which cannot be resolved by the mutual agreement of the parties, and mindful of the high cost of litigation, not only in dollars but time and energy as well, the parties intend to and do hereby establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any controversy should arise out of or concerning the performance of this Lease. Accordingly, the parties do hereby covenant and agree as follows:

i. Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be determined, at the request of any party to this Lease by binding arbitration before a retired judge of the applicable court of jurisdiction affiliated with JAMS (formerly known as Judicial Arbitration & Mediation Services, Inc.) ("JAMS") conducted at a location determined by an arbitrator in the County of Cook, State of Illinois, administered by and in accordance with the then existing Rules of Practice and Procedure of JAMS, and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal Court having jurisdiction thereof.

ii. The arbitrator shall determine which is the prevailing party and may include in the award that party's costs and reasonable attorneys' fees.

iii. As soon as practicable after selection of the arbitrator, the arbitrator or such arbitrator's designated representative shall determine a reasonable estimate of anticipated fees and costs of the arbitrator, and render a statement to each party setting forth that party's pro rata share of such fees and costs. Thereafter each party shall, within 10 days of receipt of such statement, deposit such sum with the arbitrator. Failure of any party to make such a deposit shall not otherwise serve to abate, stay or suspend the arbitration proceedings.

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(b) Any party shall have the right to apply for and obtain a temporary restraining order or other temporary or permanent injunctive or equitable relief from a court of competent jurisdiction to enforce the provisions hereof or to otherwise protect its rights under this Section 31.2. Notwithstanding the foregoing, the following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: (i) disputes for which a different resolution determination is specifically set forth in this Lease; (ii) all claims by either party which (1) seek anything other than enforcement or determination of rights under this Lease or (2) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages; (iii) claims relating to (1) Landlord's exercise of any unlawful detainer rights pursuant to applicable Legal Requirements or (2) rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant's right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable Legal Requirements; and (iv) any claim or dispute that is within the jurisdiction of Small Claims Court. Tenant shall not interpose any counterclaims of any nature in any unlawful detainer or eviction proceeding (unless such counterclaim is compulsory).

(c) The provisions of this Section 31.2 shall not limit, require the postponement of, or in any other way preclude the exercise of any right or remedies otherwise enjoyed by any party to this Lease under the provisions hereof.

31.3 Amendments in Writing. This Lease may not be amended or modified, nor may any obligation hereunder be waived, orally. No such amendment, modification, termination or waiver shall be effective unless in writing and signed by the party against whom enforcement thereof is sought.

31.4 No Waiver of Future Performance. No waiver by Landlord of any obligation of Tenant hereunder shall be deemed to constitute a waiver of the future performance of such obligation by Tenant.

31.5 Provisions Severable. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

31.6 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, except as provided in Article 18.

31.7 Quiet Enjoyment. Upon due performance of the covenants and agreements to be performed by Tenant under this Lease, Landlord covenants that Tenant shall and may at all times peaceably and quietly have, hold and enjoy the Premises during the Term, without molestation or hindrance by Landlord or any party claiming through or under Landlord.

31.8 Headings. The article and section headings are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

31.9 Counterparts. This Lease may be executed in several counterparts, each of which when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes, all of which, taken together, shall constitute one single instrument. Execution copies of this Lease may be delivered by email, and the parties hereto agree to accept and be bound by electronic signatures (such as DocuSign) or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease. Neither party may raise the use of a scanned document or the fact that any signature was transmitted through the use of email as a defense to the enforcement of this Lease.

31.10 No Surrender. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. No employee or agent of Landlord shall have any authority to accept the keys to the Premises prior to the Expiration Date and the delivery of keys to any employee or agent of Landlord shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

31.11 Statements and Bills. Landlord's failure during the Term to prepare and deliver any of the statements, notices or bills set forth in this Lease shall not in any way cause Landlord to forfeit or surrender its rights to collect any amount that may have become due and owing to it during the Term.

31.12 No Offer. The submission of this Lease to Tenant for examination does not constitute an offer to lease the Premises on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon the execution and delivery of the Lease by Landlord and Tenant.

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31.13 Rules and Regulations. Tenant covenants and agrees to comply fully with all of the Rules and Regulations set forth under Exhibit E attached hereto, as Landlord may change or modify from time to time.

31.14 Access: Subject to all Force Majeure and to Landlord's Rules and Regulations attached hereto as Exhibit E, Tenant shall be permitted keyed access to the Premises twenty-four (24) hours per day, seven (7) days per week.

31.15 No Recordation of Lease. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

31.16 Interpretation. This Lease shall be deemed to have been drafted by both parties and shall not be interpreted against any person as drafter. In addition, prior drafts of this Lease or any letters of intent regarding the same shall not be used in any way to interpret the provisions hereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

31.17 Authority; Multiple Parties. If Tenant is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Tenant shall, within 30 days after request, deliver to Landlord satisfactory evidence of such authority. If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant. Additionally, if there be more than one Tenant, then each Tenant hereunder agrees that (i) the act of any one Tenant, acting alone, shall be sufficient to bind all Tenants with respect to their respective rights and obligations under this Lease and (ii) Landlord shall have the unconditional right to rely upon the act of any one Tenant as being binding upon all Tenant's without any obligation to inquire as to the authority of the Tenant with whom Landlord is dealing.

32. PATRIOT ACT

Tenant represents, warrants and covenants that neither Tenant nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order") and all applicable provisions of Title Ill of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ. L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. § § 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.).

33. TENANT WORK AND ALLOWANCE

33.1 Tenant Work. Tenant shall perform the Tenant Work in accordance with the provisions of Exhibit B.

33.2 Tenant Allowance. In consideration of Tenant performing the Tenant Work, Landlord shall reimburse Tenant up to the sum of the Tenant Allowance, as set forth herein. The Tenant Allowance may only be used for the "hard" and "soft" costs of construction of the Tenant Work, as set forth in the budget approved by Landlord prior to the commencement of the Tenant Work, and, for the avoidance of doubt, may not be used for the costs associated with any movable trade fixtures, any merchandise or any other personal property of Tenant.

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33.3 Tenant Work Deadline. Tenant shall perform the Tenant Work and meet all of the Tenant Allowance Requirements, as hereinafter defined, on or before December 31, 2024 ("Tenant Work Deadline"). In the event Tenant fails to complete the Tenant Work or fails to supply Landlord will evidence Tenant has met the Tenant Allowance Requirements in full on or before the Tenant Work Deadline, Tenant shall immediately forfeit any right it may have to the Tenant Allowance.

33.4 Tenant Allowance Requirements. Landlord shall provide the Tenant Allowance to Tenant within forty-five (45) days after the following items are received by Landlord or occur: (i) Landlord's satisfactory inspection of the Premises once written notice has been received by Landlord that the Tenant Work has been completed, (ii) Landlord's receipt of fully executed final lien waivers in the statutory form and otherwise reasonably acceptable to Landlord and suitable for recording purposes, from each contractor, subcontractor, material supplier and laborer with lien rights under applicable Legal Requirements affecting the Property, (iii) Landlord's receipt of copies of all invoices and proof of payment for the entire Tenant Work, (iv) Landlord's receipt of a certified list of all contractors used by Tenant in the performance of the Tenant Work, and (v) Tenant obtains a final permanent certificate of occupancy (or its local equivalent if such certificate of occupancy is not issued in the jurisdiction where the Property is located), to the extent applicable in connection with the Tenant Work (the " Tenant Allowance Requirements").

33.5 Payment of Tenant Allowance. At Landlord's sole option, Landlord shall provide the Tenant Allowance to Tenant in the form of monthly Base Rent credits. The credits shall be applied to Tenant's account within thirty (30) days following the date the Tenant Allowance Requirements have been met in full.

33.6 Forfeiture of Tenant Allowance. Tenant acknowledges and agrees that, at any time prior to the date Tenant has received the entire Tenant Allowance from Landlord, any Event of Default has occurred, Tenant shall not be entitled to any remaining portion of the Tenant Allowance.

33.7 Costs Exceeding Tenant Allowance. Tenant further acknowledges that it shall be solely responsible for any costs incurred by Tenant to perform the Tenant Work, including any costs that exceed the Tenant Allowance, with no further contribution by Landlord.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

WITNESS:	LANDLORD:

CRE SOUTH 25th ASSOCIATES LLC
a Delaware limited liability company

___________________	By: /s/ Robert L Munson
Name:	Name: Robert L Munson
Title: Senior Vice President

WITNESS:	TENANT:

BEAM GLOBAL
Nevada corporation

/s/ Maia Perez	By: /s/ Lisa A. Potok
Name: Maia Perez	Name: Lisa A. Potok
Title: Chief Financial Officer

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